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Exhibit 10.1

AMENDED AND RESTATED
SENIOR SECURED REVOLVING
CREDIT AGREEMENT

Dated as of October 25, 2004

Among

UNIVERSAL COMPRESSION, INC.,
as US Borrower and Guarantor,

UNIVERSAL COMPRESSION (ONTARIO) LTD.,
as Canadian Borrower,

WACHOVIA BANK, NATIONAL ASSOCIATION,
as US Administrative Agent,

CONGRESS FINANCIAL CORPORATION (CANADA),
as Canadian Administrative Agent,

BANK ONE, N.A.,
as Syndication Agent,

and

THE LENDERS SIGNATORY HERETO

$125,000,000 Amended and Restated Senior Secured Revolving Credit Facility

i

ANNEXES, EXHIBITS AND SCHEDULES

Annex I	—	List of US Tranche Commitments
Annex II	—	List of Canadian Tranche Commitments
Exhibit A	—	Form of Note
Exhibit B-1	—	Form of US Borrowing, Continuation and Conversion Request
Exhibit B-2	—	Form of Canadian Borrowing, Continuation and Conversion Request
Exhibit C	—	Form of Compliance Certificate
Exhibit D	—	List of Security Instruments
Exhibit E	—	Form of Assignment Agreement
Exhibit F	—	Form of Letter of Credit Application
Exhibit G	—	Form of Borrowing Base Certificate
Schedule 1.01	—	Equipment Fair Market Value Computation
Schedule 2.01(b)	—	Existing Letters of Credit
Schedule 7.02	—	Liabilities
Schedule 7.03	—	Litigation
Schedule 7.09	—	Taxes
Schedule 7.10	—	Titles, etc.
Schedule 7.14	—	Subsidiaries
Schedule 7.17	—	Environmental Matters
Schedule 7.19	—	Insurance
Schedule 7.21	—	Hedging Agreements
Schedule 7.22	—	Restrictions on Liens
Schedule 10.01	—	Debt
Schedule 10.02	—	Liens
Schedule 10.03	—	Investments, Loans and Advances
Schedule 10.16	—	Transaction with Affiliates

v

        THIS AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT dated as of October 25, 2004, is among: UNIVERSAL COMPRESSION, INC., a corporation formed under the laws of the State of Texas (the "US Borrower", and in its capacity as guarantor of the Canadian Tranche Loans, the "Guarantor"); UNIVERSAL COMPRESSION (ONTARIO) LTD., a British Virgin Islands corporation (the "Canadian Borrower"); WACHOVIA BANK, NATIONAL ASSOCIATION, formerly First Union National Bank, individually and as US administrative agent for the Lenders (herein, together with its successors in such capacity, the "US Administrative Agent"); CONGRESS FINANCIAL CORPORATION (CANADA), individually and as Canadian administrative agent for the Lenders (herein, together with its successors in such capacity, the "Canadian Administrative Agent"); BANK ONE, N.A., together with its successors in such capacity, the "Syndication Agent"); and each of the lenders that is a signatory hereto or which becomes a signatory hereto pursuant to Section 13.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders").

R E C I T A L S

        A.    On February 9, 2001, the US Borrower, certain lenders and the US Administrative Agent entered into a certain Senior Secured Revolving Credit Agreement (as amended, modified or restated, the "Credit Agreement") whereby, upon the terms and conditions therein stated, such lenders agreed to make certain loans and extend credit to the US Borrower.

        B.    The US Borrower, the Lenders and the US Administrative Agent mutually desire to amend and restate the Credit Agreement in its entirety to, among other things, add a Canadian Borrower.

        C.    There are no loans outstanding under the Credit Agreement.

        D.    The letters of credit issued and outstanding under the Credit Agreement are described on Schedule 2.01(b).

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree to amend, restate and supercede the Credit Agreement and carry forward the outstanding indebtedness thereunder as follows:

ARTICLE I
Definitions and Accounting Matters

        Section 1.01    Terms Defined Above.    As used in this Amended and Restated Senior Secured Revolving Credit Agreement, the terms "US Administrative Agent," "Canadian Administrative Agent," "US Borrower," "Canadian Borrower," "Guarantor," "Lender," "Lenders," and "Syndication Agent" shall have the meanings indicated above.

        Section 1.02    Certain Defined Terms.    As used herein, the following terms shall have the following meanings (all terms defined in this ARTICLE I or in other provisions of this Amended and Restated Senior Secured Revolving Credit Agreement in the singular to have equivalent meanings when used in the plural and vice versa):

        "ABS Facility" shall mean that certain $200,000,000 asset backed securitization facility under that certain Indenture dated February 9, 2001, between BRL Universal Compression Funding I 2002, L.P., as Issuer, and Wells Fargo Bank, National Association, as Indenture Trustee, as amended, modified, supplemented or restated from time to time.

        "Accounts Receivable" shall mean, for any Person, all of such Person's accounts, instruments, contract rights, chattel paper, documents, and general intangibles arising from the sale of goods and/or the rendition of services by such Person in the ordinary course of business, and the proceeds thereof and all security and guaranties therefor, whether now existing or hereafter created, and all returned, reclaimed or repossessed goods, and all books and records pertaining to the foregoing.

        "Additional Costs" shall have the meaning assigned such term in Section 5.01(a).

        "Administrative Agents" shall mean collectively, the US Administrative Agent and the Canadian Administrative Agent.

  "Affected Loans" shall have the meaning assigned such term in Section 5.04.

        "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

        "Agreement" shall mean this Amended and Restated Senior Secured Revolving Credit Agreement, as the same may from time to time be amended or supplemented.

        "Aggregate Canadian Tranche Commitments" at any time shall equal the sum of the Canadian Tranche Commitments of all Canadian Tranche Lenders, as the same may be reduced pursuant to Section 2.03(c). The initial Aggregate Canadian Tranche Commitments are $60,000,000.

        "Aggregate Commitments" at any time shall equal the sum of the US Tranche Commitments of all US Tranche Lenders, as the same may be reduced pursuant to Section 2.03(b). The initial Aggregate Commitments are $125,000,000.

        "Alternate Currency" shall mean such foreign currencies which are readily convertible into Dollars and are acceptable to the US Administrative Agent.

        "Applicable Administrative Agent" shall mean (a) with respect to a Loan or Borrowing made or a Letter of Credit issued under the US Tranche, the US Administrative Agent and (b) with respect to a Loan or Borrowing made under the Canadian Tranche, the Canadian Administrative Agent.

        "Applicable Borrower" shall mean (a) with respect to a Loan or Borrowing made or a Letter of Credit issued under the US Tranche, the US Borrower and (b) with respect to a Loan or Borrowing made under the Canadian Tranche, the Canadian Borrower.

        "Applicable Lenders" shall mean (a) with respect to a Loan or Borrowing made or a Letter of Credit issued under the US Tranche, the US Tranche Lenders and (b) with respect to a Loan or Borrowing made under the Canadian Tranche, the Canadian Tranche Lenders.

        "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Applicable Administrative Agent and the Applicable Borrower as the office by which its Loans of such Type are to be made and maintained.

        "Applicable Margin" shall mean:

          (a)   Intentionally Omitted.

          (b)   The applicable per annum percentage is determined as follows:

              (i)  If the US Borrower's credit rating on its senior secured Debt issued in conjunction with the HY-SL Facility is BB or better from S&P or Ba2 or better from Moody's, then the Applicable Margin shall be the applicable per annum percentage set forth at the appropriate intersection in the table shown below based on the Total Leverage Ratio as in effect from time to time:

Applicable Margin
Total Leverage Ratio	LIBOR Loans	US Base Rate Loans and Canadian Prime Rate Loans	Commitment Fees
Greater than or equal to 4.75 to 1.0	2.25%	1.25%	.50%
Greater than or equal to 4.25 to 1.0, but less than 4.75 to 1.0	2.00%	1.00%	.50%
Greater than or equal to 3.75 to 1.0, but less than 4.25 to 1.0	1.75%	.75%	.375%
Greater than or equal to 3.25 to 1.0 but less than 3.75 to 1.0	1.50%	.50%	.375%
Less than 3.25 to 1.0	1.25%	.25%	.300%

             (ii)  If the US Borrower's credit rating on its senior secured Debt issued in conjunction with the HY-SL Facility falls below BB from S&P or Ba2 from Moody's, then the Applicable Margin shall be the applicable per annum percentage rate set forth at the appropriate intersection in the table shown below based on the Total Leverage Ratio as in effect from time to time:

Applicable Margin
Total Leverage Ratio	LIBOR Loans	US Base Rate Loans and Canadian Prime Rate Loans	Commitment Fees
Greater than or equal to 4.75 to 1.0	2.50%	1.50%	.50%
Greater than or equal to 4.25 to 1.0, but less than 4.75 to 1.0	2.25%	1.25%	.50%
Greater than or equal to 3.75 to 1.0, but less than 4.25 to 1.0	2.00%	1.00%	.50%
Greater than or equal to 3.25 to 1.0, but less than 3.75 to 1.0	1.75%	.75%	.375%
Less than 3.25 to 1.0	1.50%	.50%	.375%

          (c)   For purposes of determining the Applicable Margin, the first test period for EBITDAR will be calculated as of June 30, 2004.

Each change in the Applicable Margin resulting from a change in the Total Leverage Ratio (which shall be calculated quarterly) shall take effect as of the first day of the fiscal quarter for which the Total Leverage Ratio is calculated.

        "Assignment" shall have the meaning assigned such term in Section 13.06(b).

        "Borrowers" shall mean collectively, the US Borrower and the Canadian Borrower.

        "Borrowing" shall mean Loans of the same Type, made, converted or continued on the same date and, in the case of LIBOR Loans as to which a single Interest Period is in effect.

        "Borrowing Base" shall mean the sum of the Working Capital Borrowing Base plus the Equipment Borrowing Base; provided, however, at no time shall the Borrowing Base exceed the lesser of (i) $125,000,000 and (ii) the Aggregate Commitments.

        "Borrowing Base Certificate" shall mean the certificate required by Section 9.01(i), and otherwise being substantially in the form of Exhibit G.

        "Business Day" shall mean, other than for Letters of Credit, any day other than a day on which commercial banks are authorized or required to close in Texas or in North Carolina for purposes of the US Tranche, and in Texas or in North Carolina, in Calgary or Toronto, Canada for purposes of the Canadian Tranche, and, where such term is used in the definition of "Quarterly Date" or if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a LIBOR Loan or a notice by a Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market. With respect to Letters of Credit, "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in the domicility of the respective Issuing Bank.

        "Canadian Dollars" or "C$" shall mean lawful money of Canada.

        "Canadian Prime Rate" shall mean, at any time, the US Base Rate.

        "Canadian Prime Rate Loans" shall mean Loans denominated in US Dollars that bear interest at a rate based upon the Canadian Prime Rate.

        "Canadian Principal Office" shall mean the principal office of the Canadian Administrative Agent, which, on the date of this Agreement is located at 141 Adelaide St., W., Suite 1500, Toronto, Ontario, Canada M5H 3L9, Attention: Sophie Ljucovic (Telecopy No. (416) 364-8165).

        "Canadian Tranche" shall mean the Canadian Tranche Commitments and the Canadian Tranche Loans.

        "Canadian Tranche Borrowing" shall mean a Borrowing comprised of Canadian Tranche Loans.

        "Canadian Tranche Commitment" shall mean with respect to each Canadian Tranche Lender, the commitment of such Canadian Tranche Lender to make Canadian Tranche Loans pursuant to Section 2.01(a)(iii), as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.03, (b) terminated pursuant to Section 5.06 or ARTICLE XI or (c) modified from time to time to reflect any assignments permitted by Section 13.06(b).The initial amount of each Canadian Tranche Lender's Canadian Tranche Commitment is set forth on Annex II.

        "Canadian Tranche Credit Exposure" shall mean at any time, the amount in Dollars of the aggregate principal amount of the Canadian Tranche Loans outstanding at such time. The Canadian Tranche Credit Exposure of any Canadian Tranche Lender at any time shall be such Lender's Canadian Tranche Percentage of the total Canadian Tranche Credit Exposure at such time.

        "Canadian Tranche Lender" shall mean a Lender with a Canadian Tranche Commitment or with outstanding Canadian Tranche Loans that is, for the purposes of the Income Tax Act (Canada) in force as of the date that such Lender acquires a Canadian Tranche Commitment, either (a) not a non-resident of Canada for purposes of the Income Tax Act (Canada), or (b) a deemed resident of Canada for purposes of Part XIII of the Income Tax Act (Canada) and that has, as part of its business carried on in Canada, a Canadian Tranche Commitment, and, in the case of clauses (a) and (b), is an Affiliate of a US Tranche Lender.

        "Canadian Tranche Loan" shall mean any Loan (including the Canadian Prime Rate Loans and the LIBOR Loans) made by the Canadian Tranche Lenders pursuant to Section 2.01(a)(iii). Canadian Tranche Loans shall be made in US Dollars.

        "Canadian Tranche Percentage" shall mean with respect to any Canadian Tranche Lender, the percentage set forth in the column titled "Canadian Tranche Percentage" on Annex II for such Canadian Tranche Lender.

        "Capital Lease" shall mean a lease of (or other arrangement conveying the right to use) real and/or personal Property, or a combination thereof, with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a Debt in accordance with GAAP.

        "Capital Lease Obligations" shall mean, as to any Person, all obligations of such Person as lessee under any Capital Lease, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

        "Capital Stock" shall mean, (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock and (ii) with respect to any Person that is not a corporation, any and all partnerships or other equity interests of such Person.

        "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions, but other than by the granting of a Lien in accordance with this Agreement or by way of consolidation or merger) of all or substantially all of the assets of the US Borrower and its Subsidiaries, or Holdings and its Subsidiaries, in each case taken as a whole, to any Person or "group" (as defined in Section 13(d)(3) of the Exchange Act) other than to the Permitted Holders; (ii) the approval by the holders of Capital Stock of the US Borrower or of Holdings of any plan or proposal for the liquidation or dissolution of the US Borrower or Holdings (whether or not otherwise in compliance with the provisions of this Agreement); (iii) any Person or "group" within the meaning of Section 13(d) of the Exchange Act (other than the Permitted Holders) shall become the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, of shares representing more than 50% of the aggregate voting power represented by the Capital Stock of the US Borrower or of Holdings; (iv) the replacement of a majority of the Board of Directors of the US Borrower or Holdings over a two-year period from the directors who constituted the Board of Directors of the US Borrower or Holdings, as the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the US Borrower or Holdings, as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or (v) the US Borrower shall cease to own, directly or indirectly, 100% of the issued and outstanding shares of voting stock of the Canadian Borrower while any Canadian Tranche Loans are outstanding or any Canadian Tranche Commitments remain in effect.

        "Closing Date" shall mean October 25, 2004.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

        "Combined Credit Exposure" shall mean at any time, the sum of (a) the US Tranche Credit Exposure at such time, and (b) the Canadian Tranche Credit Exposure at such time.

        "Congress Financial" shall mean Congress Financial Corporation (Canada) and its successors.

        "Consolidated Current Assets" shall mean all assets of the US Borrower and its Consolidated Subsidiaries which under GAAP would be classified as current assets.

        "Consolidated Current Liabilities" shall mean all liabilities of the US Borrower and its Consolidated Subsidiaries which under GAAP would be classified as current liabilities but excluding the current maturities on long-term Debt.

        "Consolidated Net Income" shall mean with respect to the US Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the US Borrower and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the US Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the US Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the US Borrower or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a poolinginterests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or write downs of assets.

        "Consolidated Subsidiaries" shall mean each Subsidiary of the US Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the US Borrower in accordance with GAAP.

        "Debt" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person (whether created or assumed) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all Capital Lease Obligations in respect of which such Person is liable (whether contingent or otherwise); (v) all Operating Equipment Lease Obligations which require such Person or its Affiliate to make payments over the term of such lease; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) obligations to deliver goods or services in consideration of advance payments; (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; (xii) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; and (xiii) all net obligations of such Person under Hedging Agreements.

        "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

        "Dollar Equivalent" shall mean, at any time of determination thereof, the amount of Dollars involved which could be purchased with the applicable amount of the Alternate Currency involved computed at the spot rate of exchange as quoted or utilized by the US Administrative Agent on the date of determination thereof.

        "Dollars" and "$" shall mean lawful money of the United States of America.

        "Domestic Subsidiary" shall mean each Subsidiary of the US Borrower which is not a Foreign Subsidiary.

        "EBITDAR" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: Total Interest Expense, taxes, depreciation, amortization and rental expense excluding non-recurring charges. EBITDAR will be:

          (a)   adjusted on a pro forma basis (reasonably acceptable to the US Administrative Agent) for acquisitions and divestitures including projected synergies; and

          (b)   calculated on a rolling four-quarter basis.

        "Eligible Accounts Receivable" shall mean all Accounts Receivable of the US Borrower and its Subsidiaries which have been created in the ordinary course of the US Borrower's and its Subsidiaries' business, upon which the US Borrower's and its Subsidiaries' right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which the US Administrative Agent has a perfected, first priority Lien (subject only to Excepted Liens and the exceptions set forth in (ix) below), and such Accounts Receivable shall be valued net of any reserves in connection therewith required to be established by GAAP. The term "Eligible Accounts Receivable" shall not include (i) Accounts Receivable which are unpaid more than 90 days from the invoice date thereof to the extent such accounts exceed 15% of all Eligible Accounts Receivable; (ii) any account for which there exists a right of set off, defense or discount, except regular discounts allowed in the ordinary course of business to promote prompt payment (and for which no defense or counterclaim has been asserted); (iii) any account which represents an obligation of any local, state or federal government agency or entity; (iv) any account which arises out of a contract or order which, by its terms, forbids or makes void or unenforceable any assignment by the US Borrower to the US Administrative Agent of the account receivable arising with respect thereto; (v) any account arising from a "consignment"; (vi) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, parent or subsidiary of the US Borrower; (vii) any accounts arising from sales of goods or services in which the performance of the US Borrower has been bonded; (viii) any Accounts Receivable generated in the Operating Equipment Lease Facilities and the ABS Facility (provided, however, that up to 15% of all Eligible Accounts Receivable arising from the leasing of equipment by UCO Compression 2002 LLC acquired in connection with the ABS Facility may be included as Eligible Accounts Receivable, notwithstanding the absence of a perfected Lien in favor of the US Administrative Agent with respect to such Accounts Receivable, at any time prior to the occurrence and continuance of an Event of Default (as such term is defined in the ABS Facility)); and (ix) Accounts Receivable generated by Foreign Subsidiaries in excess of 35% of all Eligible Accounts Receivable even if the US Administrative Agent shall have a Lien thereon; provided, however, no Accounts Receivable shall be Eligible Accounts Receivable if generated by a Foreign Subsidiary which has incurred Debt other than the Indebtedness and further provided, however, all Accounts Receivable generated by a Foreign Subsidiary which has pledged such Accounts Receivable as collateral for the Indebtedness may be Eligible Accounts Receivable if such Accounts Receivable are not excluded by the other clauses of this definition (except for this clause (ix)).

        "Eligible Equipment" shall mean gas compression equipment of the US Borrower having a fair market value (as determined by Schedule 1.01) equal to the incremental funded amount of the Aggregate Commitments in excess of the Working Capital Borrowing Base, in which the US Administrative Agent has a perfected, first priority Lien (subject only to Excepted Liens).

        "Eligible Inventory" shall mean at any time all inventory of raw materials and work in process, then owned by the US Borrower and its Subsidiaries (less any reserve for obsolescence, any reserve for slow-moving inventory, or any other similar contra-account to inventory all of which shall be satisfactory to the US Administrative Agent) and held for sale or disposition in the ordinary course of business, in which the US Administrative Agent has a perfected, first priority Lien (subject only to Excepted Liens and the exception set forth in clause (iii) below), valued at the lower of cost or market price; provided, however,the term Eligible Inventory shall not include (i) any gas compression equipment of the US Borrower and its Subsidiaries to the extent same is deemed to be "inventory" as a result of constituting finished goods under the Uniform Commercial Code of any applicable jurisdiction, (ii) raw materials and work in progress once same are incorporated into equipment which constitutes finished goods and (iii) inventory of raw materials and work in progress owned by a Foreign Subsidiary in excess of 35% of all Eligible Inventory even if the US Administrative Agent shall have a Lien thereon.

        "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the US Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the US Borrower or any Subsidiary is located, including without limitation, the Canadian Environmental Assessment Act, the Canadian Environmental Protection Act, the Environmental Assessment Act (Ontario) and the Environmental Protection Act (Ontario), the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the US Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

        "Equipment Borrowing Base" shall mean at any time an amount equal to the Eligible Equipment (on a dollar-for-dollar basis).

        "Equipment Loans" shall mean loans made pursuant to Section 2.01(a)(ii).

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

        "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the US Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

        "ERISA Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the US Borrower, any Subsidiary or any ERISA

Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

        "Event of Default" shall have the meaning assigned such term in Section 11.01.

        "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the US Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the US Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the US Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and (vii) Liens permitted by the Security Instruments; (viii) Liens arising out of fully bonded judgments; and (ix) Liens for the US Borrower's title to Property leased under Capital Leases.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "Existing Letters of Credit" shall mean those letters of credit listed on attached Schedule 2.01(b) and all reimbursement obligations pertaining to any such letter of credit.

        "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the US Administrative Agent on such day on such transactions as determined by the US Administrative Agent.

        "Fee Letter" shall mean that certain letter agreement from First Union Securities, Inc. to the US Borrower and agreed to by First Union National Bank (now known as Wachovia Bank, National Association) dated January 12, 2001, concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

        "Financial Statements" shall mean the financial statement or statements of Holdings and its Consolidated Subsidiaries described or referred to in Section 7.02.

        "Foreign Credit Facility" shall mean any credit facility (other than pursuant to this Agreement) of any Subsidiary of the US Borrower (i) whose jurisdiction of incorporation is other than the United States of America, any state thereof, the District of Columbia or any possession thereof and (ii) which derives substantially all of its income from jurisdictions other than the United States of America.

        "Foreign Subsidiary" shall mean each Subsidiary of the US Borrower that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, or any territory thereof.

        "Foreign Subsidiary Indebtedness" shall have the meaning assigned such term in Section 10.01(i).

        "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

        "Governmental Authority" shall include the country, state, province, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the US Borrower, its Subsidiaries or any of their Property or any Administrative Agent, any Lender or any Applicable Lending Office.

        "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

        "Hedging Agreements" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

        "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

        "Holdings" shall mean Universal Compression Holdings, Inc., a Delaware corporation.

        "HY-SL Facility" shall mean that certain $549,000,000 high yield synthetic lease facility as described in the Offering Memorandum.

        "Indebtedness" shall mean (without duplication) any and all amounts owing or to be owing by the Borrowers to the US Administrative Agent, the Canadian Administrative Agent, the Issuing Bank, the Lenders and/or any Affiliate of any Lender in connection with the Loan Documents and the Letter of Credit Application, and any Hedging Agreements now or hereafter arising between either Borrower and any Lender or any Affiliate of any Lender and permitted by the terms of this Agreement and all renewals, extensions and/or rearrangements of any of the foregoing.

        "Indemnified Parties" shall have the meaning assigned such term in Section 13.03(a)(ii).

        "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

        "Interest Coverage Ratio" shall mean the ratio of (i) EBITDAR for the applicable Testing Period to (ii) Total Interest Expense for the applicable Testing Period.

        "Interest Period" shall mean with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Applicable Borrower may select as provided in Section 2.02 (or such longer period as may be requested by the Applicable Borrower and agreed to by the Majority Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

        Notwithstanding the foregoing: (i) no Interest Period may end after the Revolving Credit Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

        "Investment" shall mean, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the US Borrower and its Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the US Borrower or such Subsidiary, as the case may be.

        "Issuing Bank" shall mean, for any Letters of Credit issued on or after the Closing Date, Wachovia or any other Lender agreed to among the US Borrower, the US Administrative Agent and such US Tranche Lender to issue Letters of Credit. As to the Existing Letters of Credit, the Issuing Bank for each Existing Letter of Credit shall be as set forth on Schedule 2.01(b).

        "LC Exposure" shall mean at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of the US Borrower at such time, plus (b) the aggregate amount of all LC Disbursements that the US Borrower is obligated to reimburse (other than pursuant to the Guaranty) but which have not yet been reimbursed by or on behalf of the US Borrower at such time. The LC Exposure of any US Tranche Lender at any time shall be equal to the sum of its (a) US Tranche One Percentage of the total LC Exposure for the LC Exposure incurred when the US Tranche Credit Exposure does not exceed $65,000,000 and (b) US Tranche Two Percentage of the total LC Exposure for LC Exposure incurred when US Tranche Credit Exposure at such time is above $65,000,000.

        "Lender Affiliate" shall mean (a) with respect to any Lender (i) an Affiliate of such Lender or (ii) any entity (whether a corporate, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

        "Letters of Credit Application" shall mean a letter of credit application, in the form of Exhibit F, delivered to the US Administrative Agent requesting the issuance, reissuance, extension or renewal of any Letter of Credit and containing the information set forth in Section 2.02(g).

        "Letters of Credit" shall mean the Existing Letters of Credit, and the letters of credit issued pursuant to Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto, and shall include Offshore Currency Letters of Credit.

        "LIBOR" shall mean the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Bridge Telerate Service (formerly Dow Jones Market Service) Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Bridge Telerate Service (formerly Dow Jones Market Service) Page 3750, "LIBOR" shall be determined by the US Administrative Agent to be the rate per annum at which deposits in Dollars are offered by leading reference banks in the London interbank market to the US Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

        "LIBOR Loans" shall mean US Dollar LIBOR Loans.

        "LIBOR Rates" shall mean a rate per annum (rounded upwards, if necessary, to nearest 1/100 of 1%) determined by the US Administrative Agent to be equal to the quotient of (i) LIBOR for such Loan for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.

        "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the US Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

        "Loan Documents" shall mean this Agreement, the Notes and the Security Instruments.

        "Loans" shall mean the loans as provided for by Section 2.01.

        "Majority Lenders" shall mean, at any time, Lenders having more than 50% of the Aggregate Commitments.

        "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the US Borrower and its Subsidiaries taken as a whole as reflected in the Financial Statements, or from the facts represented or warranted in any Loan Document, or (ii) the ability of the US Borrower and its Subsidiaries taken as a whole to meet their obligations under the Loan Documents on a timely basis.

        "Moody's" shall mean Moody's Investors Services, Inc.

        "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

        "Notes" shall mean the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

        "Offering Memorandum" shall mean collectively, that certain (i) Offering Memorandum dated February 6, 2001 and pertaining to those certain Senior Secured Notes due February 15, 2008 in the amount of $350,000,000 to be issued by BRL Universal Equipment 2001 A, L.P. and BRL Universal Equipment Corp. and (ii) Offering Memorandum dated October 16, 2001 and pertaining to those certain Senior Secured Notes due February 15, 2008 in the amount of $100,000,000 to be issued by BRL Universal Equipment 2001 A, L.P. and BRL Universal Equipment Corp.

        "Offshore Currency" shall mean any lawful currency (other than Dollars) that the relevant Issuing Bank with respect to any Offshore Currency Letter of Credit, in its sole reasonable opinion, at any time determines to be (a) freely traded in the offshore interbank foreign exchange markets, (b) freely transferable, and (c) freely convertible into Dollars.

        "Offshore Currency Letter of Credit" shall mean any Letter of Credit denominated in an Offshore Currency.

        "Operating Equipment Lease" shall mean, as to any Person, any asset backed securitization transaction (other than the ABS Facility) entered into for the purpose of financing gas compression equipment and any operating lease transaction relating to gas compression equipment that is treated as an operating lease for purposes of accounting in accordance with GAAP but not for tax purposes.

        "Operating Equipment Lease Facility" shall mean each operating lease transaction or asset backed securitization transaction (other than the ABS Facility) contemplated by an Operating Equipment Lease, including, without limitation, the HY-SL Facility.

        "Operating Equipment Lease Obligations" shall mean, as to any Person, all obligations of such Person as lessee under any Operating Equipment Lease.

        "Other Taxes" shall have the meaning assigned such term in Section 4.06(b).

        "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

        "Percentage Share" shall mean the percentage of the US Tranche Commitments and the Canadian Tranche Commitments to be provided by a Lender under this Agreement as indicated on Annexes I and II hereto, as modified from time to time to reflect any assignments permitted by Section 13.06(b).

        "Permitted Holder(s)" shall mean Holdings, Weatherford International, Inc., and their respective Affiliates and employees, management, directors and Affiliates of the foregoing.

        "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

        "Plan" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the US Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the US Borrower, any Subsidiary or an ERISA Affiliate.

        "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by a Borrower under this Agreement or any other Loan Document, a rate per annum during the period commencing on the date of occurrence of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the US Base Rate for US Tranche Loans and the Canadian Prime Rate for Canadian Tranche Loans as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided however, for a LIBOR Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of occurrence of an Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

        "Principal Offices" shall mean collectively, the Canadian Principal Office and the US Principal Office.

        "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        "Purchase Money Indebtedness" shall mean Indebtedness, the proceeds of which are used to finance the acquisition, construction or improvement of inventory, equipment or other property in the ordinary course of business.

        "Quarterly Date" shall mean the last day of each March, June, September and December, in each year, the first of which shall be December 31, 2004; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

        "Recipient" shall have the meaning assigned such term in Section 4.06.

        "Redetermination Rate" shall have the meaning assigned such term in Section 2.08(a).

        "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

        "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

        "Requesting Borrower" shall mean a Borrower requesting a Loan.

        "Required Payment" shall have the meaning assigned such term in Section 4.04.

        "Reserve Requirement" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which LIBOR is to be determined as provided in the definition of "LIBOR" or (ii) any category of extensions of credit or other assets which include a LIBOR Loan.

        "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of any Borrower.

        "Revolving Credit Termination Date" shall mean the earlier to occur of (i) February 9, 2006 or (ii) the date that the Aggregate Commitments are sooner terminated pursuant to Sections 2.03(b) or 11.02.

        "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

        "Security Instruments" shall mean the Letters of Credit, the Fee Letter, the agreements or instruments described or referred to in Exhibit D, and any and all other agreements or instruments now or hereafter executed and delivered by the US Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Notes, or this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

        "7 1/4% Notes" shall mean those certain unsecured 7 1/4% senior notes due 2010 issued pursuant to that certain Indenture dated as of May 27, 2003 between the US Borrower and The Bank of New York.

        "Special Entity" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which the US Borrower or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g. a sole general partner controls a limited partnership).

        "S&P" shall mean Standard & Poors Ratings Group, a division of The McGraw-Hill Companies, Inc.

        "Subsidiary" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the US Borrower or one or more of its Subsidiaries or by the US Borrower and one or more of its Subsidiaries and (ii) any Special Entity.

        "Taxes" shall have the meaning assigned such term in Section 4.06(a).

        "Testing Period" shall mean a single period consisting of the four consecutive fiscal quarters of the US Borrower then last ended (whether or not such quarters are all within the same fiscal year); provided, however, that if a particular provision of this Agreement indicates that a Testing Period shall be a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended which are so indicated in such provision.

        "Total Debt" shall mean, at any time (without duplication), the sum of (i) 100% of Debt reflected on the balance sheet of the US Borrower in accordance with GAAP, plus (ii) 100% of any amount funded (Debt and equity) under Operating Equipment Lease Facilities including the HY-SL Facility, plus (iii) 100% of any amount funded (Debt and equity) under the ABS Facility.

        "Total Interest Expense" shall mean, for any period, the total consolidated interest expense net of cash interest income of the US Borrower and its Consolidated Subsidiaries for such period (including, without limitation, the cash equivalent of the interest expense associated with Capital Lease Obligations, but excluding (i) upfront fees paid in connection with this Agreement, the ABS Facility, HY-SL Facility or the 7 1/4% Notes, (ii) Debt or lease issuance costs which have to be amortized,

(iii) lease payments on any office equipment or real property and (iv) any principal components paid on all lease payments) plus rental payments made in connection with Operating Equipment Lease Obligations and the ABS Facility (excluding any principal amortization components).

        "Total Percentage Share" shall mean the aggregate percentage share of the US Tranche Commitments of each US Tranche Lender as set forth on Annex I.

        "Total Leverage Ratio" shall mean the ratio of Total Debt to EBITDAR.

        "Tranches" shall mean collectively, the Canadian Tranche and the US Tranche.

        "Type" as to any Loan or Borrowing, its nature as a US Base Rate Loan or a US Base Rate Borrowing, a LIBOR Loan or a LIBOR Borrowing, or a Canadian Prime Rate Loan or a Canadian Prime Rate Borrowing.

        "UCO Compression LLC" shall mean UCO Compression 2002 LLC, a Delaware limited liability company, which is the bankruptcy remote, special purpose, wholly-owned Subsidiary of the US Borrower created to own and lease gas compression equipment in conjunction with the ABS Facility.

        "US" or "United States" shall mean the United States of America, its fifty states, and the District of Columbia.

        "US Base Rate" shall mean, with respect to any US Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or (ii) the US Prime Rate for such day. Each change in any interest rate provided for herein based upon the US Base Rate resulting from a change in the US Base Rate shall take effect at the time of such change in the US Base Rate.

        "US Base Rate Loans" shall mean US Tranche Loans that bear interest at rates based upon the US Base Rate.

        "US Dollar LIBOR Loans" shall mean Loans denominated in Dollars that bear interest at a rate based upon the LIBOR Rate.

        "US Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Wachovia as its prime rate at its principal office in Charlotte, North Carolina. Each change in the US Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

        "US Principal Office" shall mean the principal office of the US Administrative Agent, which on the date of this Agreement is located at 301 South College Street, Charlotte, North Carolina 28288.

        "US Tranche" shall mean the US Tranche Commitments, the US Tranche Loans and LC Exposure.

        "US Tranche Borrowing" shall mean a Borrowing comprised of US Tranche Loans.

        "US Tranche Commitment" shall mean with respect to each US Tranche Lender, the commitment of such US Tranche Lender to make US Tranche Loans pursuant to Sections 2.01(a)(i) and (ii) and to acquire participations in Letters of Credit pursuant to Section 2.01(b), as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.03, (b) terminated pursuant to Section 5.06 or ARTICLE XI, or (c) modified from time to time to reflect any assignments permitted by Section 13.06(b). The initial amount of each US Tranche Lender's US Tranche Commitment shall be those amounts set forth (a) on Part One of Annex I when the US Tranche Credit Exposure is up to and including the first $65,000,000 in the column titled "US Tranche Commitment" and (b) on Part Two of Annex I when the US Tranche Credit Exposure is greater than $65,000,000 in the column titled "US Tranche Commitment". The initial aggregate amount of the US Tranche Commitments is $125,000,000.

        "US Tranche Credit Exposure" shall mean at any time, the sum of the aggregate principal amount of the US Tranche Loans and LC Exposure outstanding at such time. The US Tranche Credit Exposure of any US Tranche Lender at any time shall be the sum of such Lender's (a) US Tranche One Percentage of the total US Tranche Credit Exposure up to and including $65,000,000 and (b) US Tranche Two Percentage of the total US Tranche Credit Exposure above $65,000,000 at such time.

        "US Tranche Lender" shall mean a Lender with a US Tranche Commitment or with outstanding US Tranche Loans or LC Exposure.

        "US Tranche Loans" shall mean collectively, the Working Capital Loans pursuant to Section 2.01(a)(i), the Equipment Loans pursuant to Section 2.01(a)(ii) and the overadvances pursuant to Section 2.01(a)(v). Each US Tranche Loan shall be either a LIBOR Loan or a US Base Rate Loan.

        "US Tranche One Percentage" shall mean for any US Tranche Lender, the percentage share of such US Tranche Lender set forth on Part One of Annex I.

        "US Tranche Percentage" shall mean with respect to any US Tranche Lender (a) for amounts of the US Tranche Credit Exposure that are less than or equal to $65,000,000, the percentage set forth in the column titled "US Tranche Percentage" on Part One of Annex I and (b) for amounts of the US Tranche Credit Exposure that are greater than $65,000,000, the percentage set forth in the column titled "US Tranche Percentage" on Part Two of Annex I.

        "US Tranche Two Percentage" shall mean for any US Tranche Lender, the percentage share of such US Tranche Lender set forth on Part Two of Annex I.

        "USA Patriot Act" shall have the meaning assigned such in Section 13.19.

        "Wachovia" shall mean Wachovia Bank, National Associate and its successors.

        "Wholly-Owned Subsidiary" shall mean, as to Holdings, any Subsidiary of which all of the outstanding shares of capital stock or other equity interests, on a fully-diluted basis, are owned by Holdings or one or more of the Wholly-Owned Subsidiaries or by Holdings and one or more of the Wholly-Owned Subsidiaries.

        "Working Capital Borrowing Base" shall mean at any time an amount equal to the sum of 50% of Eligible Accounts Receivable, plus 50% of Eligible Inventory.

        "Working Capital Loans" shall mean loans made pursuant to Section 2.01(a)(i).

        Section 1.03    Accounting Terms and Determinations.    Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agents or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrowers referred to in Section 7.02 (except for changes concurred with by such Borrower's independent public accountants).

ARTICLE II
Commitments

        Section 2.01    Loans and Letters of Credit.

          (a)    Loans.

            (i)    Working Capital Loans.    Each US Tranche Lender severally agrees, on the terms and conditions of this Agreement, to make Working Capital Loans to the US Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 13.06(b), to and up to, but excluding, the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's US Tranche

    Commitment as then in effect, minus the sum of (A) the aggregate outstanding principal amount of Equipment Loans made by such Lender, (B) the Canadian Tranche Credit Exposure of such Lender and (C) the LC Exposure of such Lender; provided, however, that the aggregate principal amount of all such Working Capital Loans by all US Tranche Lenders hereunder at any one time outstanding together with the LC Exposure shall not exceed the Working Capital Borrowing Base as then in effect. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Revolving Credit Termination Date, the US Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a)(i).

            (ii)    Equipment Loans.    Each US Tranche Lender severally agrees, on the terms and conditions of this Agreement, to make Equipment Loans to the US Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 13.06(b), to and up to, but excluding, the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's US Tranche Commitment as then in effect, minus the sum of (A) the aggregate outstanding principal amount of Working Capital Loans made by such Lender, (B) the LC Exposure of such Lender and (C) the Canadian Tranche Credit Exposure of such Lender; provided, however, that the aggregate principal amount of all such Equipment Loans by all US Tranche Lenders hereunder at any one time outstanding shall not exceed the Equipment Borrowing Base as then in effect. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Revolving Credit Termination Date, the US Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a)(ii).

            (iii)    Canadian Tranche Loans.    The Aggregate Canadian Tranche Commitments are a sub-facility of the Aggregate Commitments. Each Canadian Tranche Lender severally agrees, on the terms and conditions of this Agreement, to make Canadian Tranche Loans to the Canadian Borrower, during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 13.06(b), to and up to, but excluding, the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Canadian Tranche Commitment as then in effect; provided, however, that the aggregate principal amount of all such Canadian Tranche Loans by all Canadian Tranche Lenders hereunder at any one time outstanding shall not exceed the lesser of (A) the Borrowing Base as then in effect minus the US Tranche Credit Exposure outstanding of all Lenders and (B) the Aggregate Canadian Tranche Commitments as then in effect. Within the foregoing limits, the Canadian Borrower may use the Canadian Tranche Commitments by borrowing, repaying and prepaying the Canadian Tranche Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            (iv)    Maximum Amount of Loans.    The sum of the US Tranche Credit Exposure and the Canadian Tranche Credit Exposure for all Lenders at any one time outstanding shall not exceed the Aggregate Commitments.

            (v)    Overadvances.    Notwithstanding anything contained in this Section 2.01 to the contrary, but provided the US Borrower is otherwise entitled to a Working Capital Loan under the Working Capital Borrowing Base, the US Borrower shall be entitled to request an advance in excess of the amount available under the Working Capital Borrowing Base up to the Aggregate Commitments; provided, however, (i) the US Borrower shall represent to the US Administrative Agent in the borrowing request (referenced in Section 2.02(c)) for such overadvance that such Borrower owns sufficient unencumbered equipment assets to pledge as Eligible Equipment to eliminate the overadvance and (ii) in all such cases in which the overadvance is $10,000,000 or less, US Borrower or its Subsidiaries shall within 15 days of the making of such advance, either pledge additional equipment assets as Eligible Equipment under Security Instruments in form and substance acceptable to the US Administrative Agent, having value sufficient to nullify the overadvance, or repay such overadvance, and in all such cases in which the amount of the overadvance is in excess of $10,000,000, then US Borrower or its Subsidiaries shall have five (5) Business Days to either pledge additional equipment assets as Eligible Equipment under Security Instruments in form and substance acceptable to the US Administrative Agent, having value sufficient to nullify the overadvance, or repay such overadvance.

            (vi)    US Tranche Loans.    The US Tranche Commitments of the US Tranche Lenders to lend in Sections 2.01(a)(i) and (ii) will be determined by the US Tranche One Percentages for amounts up to and including the first $65,000,000 of the US Tranche Credit Exposure and by the US Tranche Two Percentages for amounts greater than $65,000,000 of the US Tranche Credit Exposure.

          (b)    Letters of Credit.    During the period from and including the Closing Date to, but excluding, the 30th day prior to the Revolving Credit Termination Date, the Issuing Bank, as issuing bank for the US Tranche Lenders, agrees to extend credit for the account of the US Borrower at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the Borrowing Base as then in effect, minus the sum of the aggregate principal amount of the US Tranche Loans then outstanding and the Canadian Tranche Credit Exposure. The US Tranche Lenders shall participate in such Letters of Credit according to their respective (A) US Tranche One Percentages for Letters of Credit issued when the US Tranche Credit Exposure is less than or equal to $65,000,000 and (B) US Tranche Two Percentages for Letters of Credit issued when the US Tranche Credit Exposure is greater than $65,000,000. Each of the Letters of Credit shall (i) be issued by the Issuing Bank on a sight basis only, (ii) contain such terms and provisions as are reasonably required by the Issuing Bank, (iii) be for the account of the US Borrower and (iv) expire not later than (A) 30 days before the Revolving Credit Termination Date, with respect to commercial letters of credit, and (B) 10 days before the Revolving Credit Termination Date, with respect to standby letters of credit. The US Borrower may request that one or more Letters of Credit be issued in an Offshore Currency denomination as part of the LC Exposure. The aggregate Dollar Equivalent of all Offshore Currency Letters of Credit, as of the issuance date of any such Offshore Currency Letter of Credit, shall not exceed $25,000,000 as determined by the US Administrative Agent. No Issuing Bank shall be obligated to issue an Offshore Currency Letter of Credit if such Issuing Bank has determined, in its sole discretion, that it is unable to fund obligations in the requested Offshore Currency; provided, however, the US Administrative Agent shall use its best efforts to locate suitable issuers if no Issuing Banks are able to fund obligations in the requested Offshore Currency. From and after the Closing Date, the Existing Letters of Credit shall be deemed to be Letters of Credit issued pursuant to this Section 2.01(b).

  Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, this Section 2.01(b), the expiration date of one or more Letters of Credit may extend beyond the Revolving Credit Termination Date; provided, however, it is hereby expressly agreed and understood that:

              (i)  the aggregate face amount of all such Letters of Credit shall not at any time exceed $15,000,000;

             (ii)  the expiration dates of such Letters of Credit shall not extend more than three (3) years beyond the Revolving Credit Termination Date;

            (iii)  the US Borrower shall, not later than five (5) Business Days prior to the Revolving Credit Termination Date, deposit in an account with the US Administrative Agent, in the name of the US Administrative Agent for the benefit of the US Administrative Agent and the US Tranche Lenders, an amount in cash equal to the aggregate face amount of all such Letters of Credit as of such date, and the US Administrative Agent shall have exclusive dominion and control (including the exclusive right of withdrawal) over such account;

            (iv)  if the Issuing Bank makes any disbursement in connection with a Letter of Credit after the Revolving Credit Termination Date, such disbursement shall be an advance on behalf of the US Borrower under this Agreement and shall be reimbursed to the Issuing Bank either (A) by the US Administrative Agent applying amounts in the cash collateral account referred to in clause (iii) above until reimbursed in full, or (B) by the US Borrower pursuant to Section 2.10 (except that the US Borrower shall not have the right to request that the US Tranche Lenders make and the US Tranche Lenders shall not have any obligation to make, a Loan under this Agreement after the Revolving Credit Termination Date to fund any such disbursement); and

             (v)  subject to the provisions of Section 9.16 of the Guarantee and Collateral Agreement dated as of February 9, 2001 among the US Borrower, Holdings, certain subsidiaries and the US Administrative Agent, as amended, modified or restated from time to time, including that certain First Amendment to Guarantee and Collateral Agreement dated October 25, 2004, all such disbursements referred to in clause (iv) of this paragraph shall be secured only by the cash collateral referred to in clause (iii) of this paragraph and the US Borrower herby grants, and by each deposit of such cash collateral with the US Administrative Agent grants, to the US Administrative Agent a first-priority security interest in all such cash collateral, without any further action on the part of the Issuing Bank, the US Borrower, the US Administrative Agent, any US Tranche Lender or any other Person now or hereafter party hereto (other than any action the US Administrative Agent reasonably deems necessary to perfect such security interest, which action the US Borrower hereby authorizes the US Administrative Agent to take), until same are reimbursed in full.

  If, on the Revolving Credit Termination Date (A) the US Tranche Commitments have been terminated, (B) the Loans, all interest thereon and all other amounts payable by the US Borrower hereunder or in connection herewith (other than the LC Exposure in connection with any Letter of Credit having an expiration date extending beyond the Revolving Credit Termination Date as permitted by Section 2.01(b)) have been paid in full, and (C) the conditions set forth in clause (iii) above have been fully satisfied, then from and after such date the following provisions of this Agreement shall not be operative: Sections 9.01 (other than Sections 9.01(a) and (b), which shall remain operative), 9.02 (except as the same may affect a Letter of Credit), 9.03(b), 9.04, 9.09, 9.10, 10.01, 10.02 (except for cash collateral securing Letters of Credit), 10.03, 10.04, 10.06, 10.08, 10.10, 10.11, 10.13, 10.14, 10.15, 10.16, 10.17 and 10.18.

  If, after payment in full of all Indebtedness of the US Borrower hereunder (including without limitation, reimbursement obligations with respect to Letters of Credit) and the expiration or cancellation of all outstanding Letters of Credit, there remains any amount on deposit in the cash collateral account referred to in clause (iii) above, the US Administrative Agent shall, within three Business Days after all such Indebtedness is paid in full and all outstanding Letters of Credit have expired or been cancelled, return such amount to the US Borrower.

          (c)    Limitation on Types of Loans.    Subject to the other terms and provisions of this Agreement, at the option of the US Borrower, the US Tranche Loans may be US Base Rate Loans or US Dollar LIBOR Loans, and at the option of the Canadian Borrower, the Canadian Tranche Loans may be Canadian Prime Rate Loans or US Dollar LIBOR Loans; provided that, without the prior written consent of the Majority Lenders, no more than ten (10) LIBOR Borrowings may be outstanding at any time.

        Section 2.02    Borrowings, Continuations and Conversions, Letters of Credit.

          (a)    Borrowings.    Each Borrower shall give the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) advance notice as hereinafter provided of each Borrowing hereunder, which shall specify (i) the aggregate amount of such Borrowing, (ii) the Type (in each case stating the amounts and currency requested), (iii) the date (which shall be a Business Day) of the Loans to be borrowed, (iv) (in the case of LIBOR Loans) the duration of the Interest Period therefore and (v) the location and number of the Requesting Borrower's account.

          (b)    Minimum Amounts.    All US Base Rate Loan and Canadian Prime Rate Loan Borrowings shall be in amounts of at least $250,000 or the remaining balance of the Aggregate Commitments or the Aggregate Canadian Tranche Commitments, as the case may be, if less, or the amount of a Borrowing to fund a Letter of Credit pursuant to Section 2.10(b), if less, or any whole multiple of $250,000 in excess thereof, and all LIBOR Loans shall be in amounts of at least $1,000,000 or the amount of a Borrowing to fund a Letter of Credit pursuant to Section 2.10(b), if less, or any whole multiple of $500,000 in excess thereof.

          (c)    Notices.    The initial Borrowing and all subsequent Borrowings, continuations and conversions shall require advance written notice to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) in the form of Exhibits B and B-2, as applicable (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Requesting Borrower to be received by the US Administrative Agent not later than (i) 12:00 p.m. Eastern time on the date of each US Base Rate Loan, (ii) 12:00 p.m. Eastern time one Business Day prior to the date of each Canadian Prime Rate Loan Borrowing, and (iii) three (3) Business Days prior to the date of each LIBOR Loan Borrowing, continuation or conversion. Without in any way limiting the Requesting Borrower's obligation to confirm in writing any telephonic notice, the US Administrative Agent may act without liability upon the basis of telephonic notice believed by the US Administrative Agent in good faith to be from the Requesting Borrower prior to receipt of written confirmation. In each such case, the Requesting Borrower hereby waives the right to dispute the US Administrative Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the US Administrative Agent.

          (d)    Continuation Options.    Subject to the provisions made in this Section 2.02(d), the Requesting Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Requesting Borrower shall be deemed to have elected to convert such LIBOR Loan to either a US Base Rate Loan or a Canadian Prime Rate Loan, as applicable, pursuant to Section 2.02 (e). All or any part of any LIBOR Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each LIBOR Loan shall be converted to either a US Base Rate Loan or a Canadian Prime Rate Loan, as applicable, on the last day of the Interest Period applicable thereto.

          (e)    Conversion Options.    The Requesting Borrower may elect to convert all or any part of any LIBOR Loan on the last day of the then current Interest Period relating thereto to a US Base Rate Loan or a Canadian Prime Rate Loan, as applicable, by giving advance notice to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) of such election. Subject to the provisions made in this Section 2.02(e), the Requesting Borrower may elect to convert all or any part of any US Base Rate Loan or Canadian Prime Rate Loan, as applicable, at any time and from time to time to a LIBOR Loan by giving advance notice as provided in Section 2.02(c) to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any US Base Rate Loan or Canadian Prime Rate Loan into a LIBOR Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no US Base Rate Loan or Canadian Prime Rate Loan may be converted into a LIBOR Loan.

          (f)    Advances.    Not later than 1:00 p.m. Eastern time on the date specified for each Borrowing hereunder, each Applicable Lender shall make available the amount of the Loan to be made by it on such date to the Applicable Administrative Agent, to an account which such Administrative Agent shall specify, in immediately available funds, for the account of the Requesting Borrower. The amounts so received by the Applicable Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Requesting Borrower by depositing the same, in immediately available funds, in an account of the Requesting Borrower, designated by such Borrower and maintained at its Principal Office.

          (g)    Letters of Credit.    The US Borrower shall submit to the US Administrative Agent and the Issuing Bank a Letter of Credit Application not later than 11:00 A.M. Eastern time, not less than three (3) Business Days prior to the proposed date of issuance (or such shorter period as may be agreed to by the US Administrative Agent and the Issuing Bank) and at least thirty (30) Business Days prior to the date of amendment, renewal or extension (or such shorter period as may be agreed to by the US Administrative Agent and the Issuing Bank) of a Letter of Credit hereunder. Each Letter of Credit Application shall specify (i) the amount of such Letter of Credit, (ii) the date (which shall be a Business Day) such Letter of Credit is to be issued, amended, renewed or extended, (iii) the duration thereof, (iv) the name and address of the beneficiary thereof, (v) the form of the Letter of Credit and (vi) such other information as the US Administrative Agent and the Issuing Bank may reasonably request, all of which shall be reasonably satisfactory to the US Administrative Agent and the Issuing Bank, subject to the terms and conditions of this Agreement, on the date specified for the issuance, amendment, renewal or extension of a Letter of Credit, the Issuing Bank shall issue, amend, renew or extend such Letter of Credit to the beneficiary thereof. Promptly thereafter, the Issuing Bank shall notify the US Administrative Agent and the US Borrower, in writing, of such issuance, amendment, renewal or extension and such notice shall be accompanied by a copy of such issuance, amendment, renewal or extension. Promptly after receipt of such notice, the US Administrative Agent shall notify each US Tranche Lender, in writing, of such issuance, amendment, renewal or extension and if any US Tranche Lender so requests, the US Administrative Agent shall provide such Lender with copies of such issuance, amendment, renewal or extension.

        Section 2.03    Changes of Commitments.

          (a)    Reserved.

          (b)   The US Borrower shall have the right to terminate or to reduce the amount of the Aggregate Commitments at any time, or from time to time, upon not less than three (3) Business

  Days' prior notice to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any whole multiple of $500,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the US Administrative Agent.

          (c)   The Canadian Borrower shall have the right to terminate or to reduce the amount of the Aggregate Canadian Tranche Commitments at any time, or from time to time, upon not less than three (3) Business Days' prior notice to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any whole multiple of $500,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the US Administrative Agent.

          (d)   Any reduction of the Aggregate Commitments below $60,000,000 shall automatically reduce the Aggregate Canadian Tranche Commitments to the same amount as the Aggregate Commitments unless the Aggregate Canadian Tranche Commitments are already set at a lower amount. Any termination of the Aggregate Commitments shall automatically terminate the Aggregate Canadian Tranche Commitments, if the Aggregate Canadian Tranche Commitments are not already terminated. The Aggregate Commitments and the Aggregate Canadian Tranche Commitments once terminated or reduced may not be reinstated.

        Section 2.04    Fees.

          (a)    Commitment Fee.    The US Borrower shall pay to the US Administrative Agent for the account of each US Tranche Lender a commitment fee, which shall accrue at the Applicable Margin (Commitment Fee), on the daily average unused amount of each US Tranche Lender's US Tranche Commitment for the period from and including the Closing Date up to, but excluding, the earlier of the date the Aggregate Commitments are terminated or the Revolving Credit Termination Date. For purposes of calculating the daily average unused amount of each US Tranche Lender's US Tranche Commitment, such Lender's Canadian Tranche Credit Exposure or that of its Affiliate that is a Canadian Lender shall be deducted from the unused amount. Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Commitments are terminated or the Revolving Credit Termination Date.

          (b)    Letter of Credit Fees.

              (i)  The US Borrower agrees to pay to the US Administrative Agent, for the account of each US Tranche Lender and the Issuing Bank, commissions for issuing the Letters of Credit on the daily outstanding amount of the maximum liability of the Issuing Bank existing from time under such Letter of Credit (including the Dollar Equivalent of the face amount of the outstanding Offshore Currency Letter of Credit) (calculated separately for each Letter of Credit) at a rate equal to the Applicable Margin for LIBOR Loans, in effect from time to time during the term of each Letter of Credit, provided that each Letter of Credit shall bear a minimum yearly commission of $300.00. Each Letter of Credit shall be deemed outstanding up to the available face amount of the Letter of Credit (including the Dollar Equivalent of the face amount of the outstanding Offshore Currency Letter of Credit) until the Issuing Bank has received from the Beneficiary a written cancellation authorization, in form and substance acceptable to the Issuing Bank or until the date the Letter of Credit expires by its terms. Such commissions are payable quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.

             (ii)  Out of the fees described in Section 2.04(b)(i), the US Administrative Agent shall pay to the Issuing Bank, for such Issuing Bank's account, 0.125% per annum of each such fee as an issuing fee and shall pay to the US Tranche Lenders a pro rata share of the remaining portion of such fees.

            (iii)  The US Borrower shall pay to the Issuing Bank for its own account, upon each drawing or payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and reasonable outof-pocket expenses which the Issuing Bank or its Affiliate is generally imposing in connection with such occurrence with respect to letters of credit.

          (c)    Other Fees.    The US Borrower shall pay to the US Administrative Agent for its own account such other fees as are set forth in the Fee Letter on the dates specified therein to the extent not paid prior to the Closing Date.

        Section 2.05    Several Obligations.    The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

        Section 2.06    Notes.    The Loans made by each Lender shall be evidenced by a single promissory note of the Applicable Borrower in substantially the form of Exhibit A, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 13.06(b), payable to the order of such Lender in a principal amount equal to its US Tranche Commitment or Canadian Tranche Commitment as the case may be, as originally in effect and otherwise duly completed and such substitute Notes as required by Section 13.06(b). The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its applicable Note, and, prior to any transfer may be endorsed by such Lender on the schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or any Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

        Section 2.07    Prepayments.

          (a)    Voluntary Prepayments.    Each Borrower may prepay the US Base Rate Loans or Canadian Prime Rate Loans, as applicable, upon not less than one (1) Business Day's prior notice to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $1,000,000 or the remaining aggregate principal balance outstanding on the applicable Notes) and shall be irrevocable and effective only upon receipt by the US Administrative Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. Each Borrower may prepay LIBOR Loans on the same conditions as for US Base Rate Loans and Canadian Prime Rate Loans (except that prior notice to the US Administrative Agent shall not be less than three (3) Business Days for LIBOR Loans) and in addition such prepayments of LIBOR Loans shall be subject to the terms of Section 5.05 and shall be in an amount equal to all of the LIBOR Loans for the Interest Period prepaid.

          (b)    Mandatory Prepayments.

              (i)  If, after giving effect to any termination or reduction of the Aggregate Commitments pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Combined Credit Exposure exceeds the Aggregate Commitments, (A) the US Borrower shall prepay the US Tranche Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and/or (B) the Canadian Borrower shall prepay the Canadian Tranche Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment, and (C) if any excess remains after prepaying all of the US Tranche Loans and Canadian Tranche Loans because of the LC Exposure, the US Borrower shall pay to the US Administrative Agent on behalf of the US Tranche Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof.

             (ii)  If, after giving effect to any termination or reduction of the Aggregate Canadian Tranche Commitments pursuant to Section 2.03(c), the outstanding aggregate principal amount of the Canadian Tranche Credit Exposure exceeds the Aggregate Canadian Tranche Commitments, the Canadian Borrower shall prepay the Canadian Tranche Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment.

            (iii)  Upon any redetermination of the amount of the Borrowing Base in accordance with Section 2.08, if the redetermined Working Capital Borrowing Base is less than the aggregate outstanding principal amount of the sum of the Canadian Tranche Credit Exposure, the Working Capital Loans and the LC Exposure then the Applicable Borrower shall, with respect to any such deficiency that is (A) equal to or less than $10,000,000, within fifteen (15) days, or (B) greater than $10,000,000, within five (5) Business Days, either (1) prepay the Canadian Tranche Credit Exposure and the Working Capital Loans in an aggregate principal amount equal to such deficiency, together with interest on the principal amount paid accrued to the date of such prepayment or (2) grant or cause to be granted to the US Administrative Agent a first priority Lien (subject only to Excepted Liens) in gas compression equipment of the US Borrower or its Subsidiaries having a fair market value (as determined by Schedule 1.01) equal to or greater than the amount of such Working Capital Borrowing Base deficiency, which pledge of Eligible Equipment shall (x) increase the amount of the Equipment Borrowing Base by and amount equal to the fair market value (as determined by Schedule 1.01) of such Eligible Equipment and (y) automatically convert Working Capital Loans in an aggregate amount equal to such fair market value of Equipment Loans; provided that if there remains a Working Capital Borrowing Base deficiency after prepaying the Canadian Tranche Credit Exposure and the Working Capital Loans or converting such Working Capital Loans to Equipment Loans by pledging gas compression equipment because the LC Exposure continues to exceed the Working Capital Borrowing Base, then the US Borrower shall pay to the US Administrative Agent on behalf of the US Tranche Lenders an amount equal to such remaining Working Capital Borrowing Base deficiency to be held as cash collateral for the Letters of Credit as provided in Section 2.10(b).

            (iv)  Upon any redetermination of the amount of the Borrowing Base in accordance with Section 2.08, if the redetermined Equipment Borrowing Base is less than the aggregate outstanding principal amount of the Equipment Loans then the US Borrower shall either (A) prepay the Equipment Loans in an aggregate principal amount equal to such deficiency, together with interest on the principal amount paid accrued to the date of such prepayment or (B) give written notice to the US Administrative Agent to convert Equipment Loans equal to the aggregate principal amount of such deficiency to Working Capital Loans, but only to the extent there is unused availability under the Working Capital Borrowing Base.

             (v)  Upon any release of Eligible Equipment pursuant to Section 9.09(b), the US Borrower shall simultaneously prepay the Equipment Loans in an aggregate principal amount equal to the fair market value of such Eligible Equipment at the time the applicable Lien was created, together with interest on the principal amount paid accrued to the date of prepayment.

            (vi)  Upon any overadvance pursuant to Section 2.01(a)(iv), the US Borrower shall prepay the Working Capital Loans (or pledge assets) as required by said Section 2.01(a)(iv).

           (vii)  Upon any disposition pursuant to Section 10.14(c), the US Borrower shall prepay Equipment Loans as provided in such section.

          (c)    Generally.    Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of LIBOR Loans. Any prepayments on the Loans may be reborrowed subject to the then effective Aggregate Commitments and the Aggregate Canadian Tranche Commitments, as applicable.

        Section 2.08    Borrowing Base.

          (a)   The Borrowing Base shall be determined in accordance with Section 2.08(b) and (c) by the US Administrative Agent. Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date. "Redetermination Date" shall mean the date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in Section 2.08(c). So long as any of the Aggregate Commitments are in effect or any LC Exposure or Loans are outstanding hereunder, this facility shall be governed by the then effective Borrowing Base. Until the first redetermination of the Borrowing Base, the Working Capital Borrowing Base shall be $85,242,000.00 and the Equipment Borrowing Base shall be $0.00.

          (b)   The Borrowing Base will be redetermined 45 days following the end of each fiscal quarter of the US Borrower, commencing with the fiscal quarter ending March 31, 2005. In addition, the US Borrower shall have the right to require the US Administrative Agent to redetermine the Borrowing Base, but no more frequently than once each calendar month.

          (c)   Based upon the information contained in the Borrowing Base Certificate delivered pursuant to Section 9.01(i) and such other supplemental information as the US Administrative Agent may reasonably request, the US Administrative Agent will redetermine the Borrowing Base, such redetermination to be in accordance with the US Administrative Agent's normal and customary procedures as such exist at that particular time.

          (d)   The US Administrative Agent shall promptly notify the Borrowers and the Lenders (including the Canadian Administrative Agent) of the new Borrowing Base. Any redetermination of the Borrowing Base shall not be in effect until written notice is received by the Borrowers.

        Section 2.09    Assumption of Risks.    The US Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Issuing Bank (except in the case of gross negligence or willful misconduct on the part of the Issuing Bank or any of its employees as determined by final and non appealable judgment of a court of competent jurisdiction), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank's control or the control of the Issuing Bank's correspondents. In addition, neither the Issuing Bank, the US Administrative Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Issuing Bank's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's, the US Administrative Agent's or any Lender's rights or powers hereunder, all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the US Borrower agrees that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on such Borrower and shall not put the Issuing Bank or its correspondents under any resulting liability to such Borrower.

        Section 2.10    Obligation to Reimburse and to Prepay.

          (a)   In connection with any Letter of Credit, the US Borrower may make funds available for disbursement by the Issuing Bank in connection with such Letter of Credit. In such cases, the Issuing Bank shall use such funds which the US Borrower has made available to fund such Credit. In addition, the US Borrower may give written instructions to the Issuing Bank and the US Administrative Agent to make a Loan under this Agreement to fund any Letters of Credit which may be drawn. In all such cases, the US Borrower shall give the appropriate notices required under this Agreement for a US Base Rate Loan or a LIBOR Loan. If a disbursement by the Issuing Bank is made under any Letter of Credit, in cases in which the US Borrower has not either provided its own funds to fund a draw on a Letter of Credit or given the US Administrative Agent prior notice for a Loan under this Agreement, then the US Borrower shall pay to the US Administrative Agent within two (2) Business Days after notice of any such disbursement is received by the US Borrower, the amount of each such disbursement made by the Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the US Borrower and (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the US Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (iii) the existence of any claim, set-off, defense or other rights which the US Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the US Administrative Agent, any US Tranche Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

  Notwithstanding anything in this Agreement to the contrary, the US Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank as determined by a final and non appealable judgment of a court of competent jurisdiction, except (i) where the US Borrower or any Subsidiary actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct or (ii) in cases where the US Administrative Agent makes payment to the named beneficiary of a Letter of Credit.

          (b)   In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Section 2.07(b) or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or an amount equal to the amount by which the LC Exposure exceeds the Working Capital Borrowing Base in the case of Section 2.07(b)) shall be deemed to be forthwith due and owing by the US Borrower to the Issuing Bank, the US Administrative Agent and the US Tranche Lenders as of the date of any such occurrence; and the US Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the US Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the US Administrative Agent, the US Tranche Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Issuing Bank on behalf of the US Tranche Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the US Borrower hereby grants to and by its deposit with the US Administrative Agent grants to the US Administrative Agent a security interest in such cash collateral. In the event of any such payment by the US Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the US Administrative Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Instruments, to remit to the US Borrower (i) amounts for which the contingent obligations evidenced by the Letters of Credit have ceased and (ii) amounts on deposit as cash collateral for Letters of Credit, to the extent that the LC Exposure no longer exceeds the Working Capital Borrowing Base, in connection with a redetermination of such Working Capital Borrowing Base.

          (c)   Each Lender severally and unconditionally agrees that it shall promptly reimburse the Issuing Bank an amount equal to such Lender's participation in any Letter of Credit as provided in Section 2.01(b) of any disbursement made by the Issuing Bank under any Letter of Credit that is not reimbursed according to this Section 2.10.

          (d)   Notwithstanding anything to the contrary contained herein, if no Event of Default has occurred and is continuing and subject to availability under the Aggregate Commitments (after reduction for the LC Exposure), to the extent the US Borrower has not reimbursed the Issuing Bank for any drawn upon Letter of Credit within one (1) Business Days after notice of such disbursement has been received by the US Borrower, the amount of such Letter of Credit reimbursement obligation shall automatically be funded by the US Tranche Lenders as a Loan hereunder and used by such Lenders to pay such Letter of Credit reimbursement obligation in the percentages referenced in clause (c) above. If an Event of Default has occurred and is continuing, or if the funding of such Letter of Credit reimbursement obligation as a Loan would cause the aggregate amount of all Loans outstanding to exceed the Aggregate Commitments (after reduction for the LC Exposure), such Letter of Credit reimbursement obligation shall not be funded as a Loan, but instead shall accrue interest as provided in Section 2.10(a).

        Section 2.11    Lending Offices.    The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

ARTICLE III
Payments of Principal and Interest

        Section 3.01    Repayment of Loans.    On the Revolving Credit Termination Date each Borrower shall pay to the Applicable Administrative Agent, for the account of each Applicable Lender, the outstanding aggregate principal and accrued and unpaid interest under the Loans.

        Section 3.02    Interest.

          (a)    Interest Rates.    Each Borrower will pay to the Applicable Administrative Agent, for the account of each Applicable Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

              (i)  if such a Loan is a US Base Rate Loan, the US Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate;

             (ii)  if such a Loan is a Canadian Prime Rate Loan, the Canadian Prime Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

            (iii)  if such a Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.

          (b)    Canadian Interest.

              (i)  For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant Section 3.02(a)(ii) and (iii) at a rate based upon a 360, 365 or 366 day year, as the case may be, (the "First Rate"), it is hereby agreed that the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by 360, 365 or 366, as applicable.

             (ii)  Notwithstanding the provisions of this Section 3.02 or any other provision of this Agreement, in no event shall the aggregate "interest" (as that term is defined in Section 347 of the Criminal Code (Canada)) exceed the effective annual rate of interest on the "credit advanced" (as defined therein) lawfully permitted under Section 347 of the Criminal Code (Canada). The effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Canadian Tranche Loan, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries qualified for a period of ten (10) years appointed by the Canadian Administrative Agent will be conclusive for the purposes of such determination.

            (iii)  A certificate of an authorized signing officer of the US Administrative Agent as to each amount and/or each rate of interest payable hereunder from time to time shall be conclusive evidence of such amount and of such rate, absent manifest error.

            (iv)  Wherever in this Agreement reference is made to a rate of interest "per annum" or a similar expression is used, such interest shall be calculated using the nominal rate method of calculation and shall not be calculated using the effective rate method of calculation or any other basis that gives effect to the principle of deemed reinvestment of interest.

          (c)    Post-Default Rate.    Notwithstanding the foregoing, each Borrower will pay to the Applicable Administrative Agent, for the account of each Applicable Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by each Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

          (d)    Due Dates.    Accrued interest on US Base Rate Loans and Canadian Prime Rate Loans shall be payable on each Quarterly Date commencing on December 31, 2004, and accrued interest on each LIBOR Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any LIBOR Loan that is converted into a US Base Rate Loan or a Canadian Prime Rate Loan, as applicable (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted). Any accrued and unpaid interest on the Loans shall be paid on the Revolving Credit Termination Date.

          (e)    Determination of Rates.    Promptly after the determination of any interest rate provided for herein or any change therein, the US Administrative Agent shall notify the Lenders (including the Canadian Administrative Agent) to which such interest is payable and the Applicable Borrower thereof. Each determination by the US Administrative Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

ARTICLE IV
Payments; Pro Rata Treatment; Computations; Etc.

        Section 4.01    Payments.    Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by each Borrower under this Agreement and the Notes shall be made in Dollars in the case of US Tranche Loans, and in Canadian Dollars in the case of Canadian Tranche Loans, in immediately available funds, to the Applicable Administrative Agent at such account as such Administrative Agent shall specify by notice to the Applicable Borrower from time to time, not later than 11:00 a.m. Eastern time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, setoff or counterclaim. Each such payment so received by the Applicable Administrative Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as otherwise provided in the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Applicable Administrative Agent of any principal of or interest on any Borrowing, the Applicable Borrower shall notify the Applicable Administrative Agent of the Loans to which such payment shall apply. In the absence of such notice the Administrative Agents may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of US Base Rate Loans or Canadian Prime Rate Loans.

        Section 4.02    Pro Rata Treatment.    Except to the extent otherwise provided herein each Lender agrees that: (i) each Borrowing from the Lenders under Section 2.01 and each continuation and conversion under Section 2.02 shall be made from the Applicable Lenders pro rata in accordance with their US Tranche One Percentages, US Tranche Two Percentages or Canadian Tranche Percentages as the case may be, each payment of fees under Section 2.04 shall be made for account of the Applicable Lenders pro rata in accordance with such same percentages, and each termination or reduction of the amount of the Aggregate Commitments under Section 2.03(b) or the Aggregate Canadian Tranche Commitments under Section 2.03(c) shall be applied to the US Tranche Commitment or Canadian Tranche Commitment, as applicable of each Applicable Lender, pro rata according to the amounts of its respective US Tranche Commitment or Canadian Tranche Commitment, as applicable; provided that reductions of the US Tranche Commitments when the Aggregate Commitments are greater than $65,000,000 shall be applied pro rata according to the US Tranche Two Percentages and reductions of the US Tranche Commitments when the Aggregate Commitments are equal to or less than $65,000,000 shall be applied pro rata according to the US Tranche One Percentages; (ii) each payment of commitments fees under Section 2.04(a) shall be made to each US Tranche Lender in accordance with such section; (iii) each payment of principal of Loans by each Borrower shall be made for account of the Applicable Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Applicable Lenders; (iv) each payment of interest on Loans by each Borrower shall be made for account of the Applicable Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (v) each reimbursement by the US Borrower of disbursements under Letters of Credit shall be made for account of the Issuing Bank or, if funded by the US Tranche Lenders, pro rata for the account of the US Tranche Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective US Tranche Lender; provided that if no Event of Default has occurred and is continuing, the reimbursement of the US Tranche Lenders for disbursements made under Letters of Credit and the repayment of US Tranche Loans (A) when the US Tranche Credit Exposure is less than or equal to $65,000,000 shall be applied pro rata in accordance with the US Tranche One Percentages and (B) when the US Tranche Credit Exposure is greater than $65,000,000 shall be applied pro rata in accordance with the US Tranche Two Percentages.

        Section 4.03    Computations.    Interest on LIBOR Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on US Base Rate Loans and Canadian Prime Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

        Section 4.04    Agent Reliance.    Unless the US Administrative Agent shall have received notice from a Lender before the date of any Borrowing of the proceeds of the Loan that such Lender will not make available to the Applicable Administrative Agent such Lender's Percentage Share of such advance, such Administrative Agent may assume that such Lender has made its Percentage Share of such Borrowing available to such Administrative Agent on the date of such Borrowing in accordance with Section 2.02(c) and such Administrative Agent may, in reliance upon such assumption, make available to the Applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Percentage Share of such Borrowing available to such Administrative Agent, such Lender agrees to immediately pay to such Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Applicable Borrower until the date such amount is paid to the Applicable Administrative Agent, at the overnight Federal Funds Rate. If such Lender shall pay to the Applicable Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so paid shall constitute such Lender's advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other advances comprising such Borrowing.

        Section 4.05    Set-off, Sharing of Payments, Etc.

          (a)   Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the US Administrative Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Applicable Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's

  Loans, or any other amount payable to such Lender hereunder, which is not paid when due (including applicable grace periods) (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify the Applicable Borrower and the US Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

          (b)   If any Lender shall obtain payment of any principal of or interest on any Loan made by it to a Borrower under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Applicable Borrower to such Lender than the percentage received by any other Applicable Lenders, it shall promptly (i) notify the US Administrative Agent and each other Lender (including the Canadian Administrative Agent) thereof and (ii) purchase from such other Applicable Lenders participations in (or, if and to the extent specified by such Applicable Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Applicable Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Applicable Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Applicable Lenders (or reimbursements of Letters of Credit). To such end all the Applicable Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of each Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Applicable Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

          (c)   Notwithstanding anything to the contrary contained in this Agreement, the Lenders hereby agree that they shall not set off any funds in any lock boxes whatsoever in connection with this Agreement, except for such lock boxes which may be established in connection with this Agreement.

        Section 4.06    Taxes.

          (a)    Payments Free and Clear.    Any and all payments by each Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Bank, the US Administrative Agent and the Canadian Administrative Agent (each a "Recipient"), taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which such Recipient is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which such Recipient is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Recipient is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to a Recipient, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Recipient shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b)    Other Taxes.    In addition, to the fullest extent permitted by applicable law, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any Security Instrument (hereinafter referred to as "Other Taxes").

          (c)    Indemnification.    To the fullest extent permitted by applicable law, each Borrower will indemnify each Lender and the Issuing Bank and the Administrative Agents for the full amount of Taxes and Other Taxes (including, but not limited to, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 4.06)paid by such Lender, the Issuing Bank or the Administrative Agents (on their behalf or on behalf of any Lender), as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted unless the payment of such Taxes was not correctly or legally asserted and such Lender's payment of such Taxes or Other Taxes was the result of its gross negligence or willful misconduct. Any payment pursuant to such indemnification shall be made within thirty (30) days after the date any Lender, the Issuing Bank or the Administrative Agents, as the case may be, make written demand therefor. If any Lender or any Administrative Agent receives a refund or credit in respect of any Taxes or Other Taxes for which such Lender, Issuing Bank or Administrative Agent has received payment from the Applicable Borrower it shall promptly notify such Borrower of such refund or credit and shall, if no default has occurred and is continuing, within thirty (30) days after receipt of a request by such Borrower (or promptly upon receipt, if the Applicable Borrower has requested application for such refund or credit pursuant hereto), pay an amount equal to such refund or credit to the Applicable Borrower without interest (but with any interest so refunded or credited), provided that such Borrower, upon the request of such Lender, Issuing Bank or Administrative Agent, agrees to return such refund or credit (plus penalties, interest or other charges) to such Lender or Administrative Agent in the event such Lender or Administrative Agent is required to repay such refund or credit.

          (d)    Lender Representations.

              (i)  Each US Tranche Lender represents that it is either (1) a banking association or corporation organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each US Tranche Lender that is not a banking association or corporation organized under the laws of the United States of America or any state thereof agrees to provide to the US Borrower and the US Administrative Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a US Tranche Lender, and at such other times as required by United States law or as the US Borrower or the US Administrative Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form W-8 ECI (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form W-8 ECI Certification") or (B) Internal Revenue Service Form W-8 BEN (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form W-8 BEN Certification"). In addition, each US Tranche Lender agrees that if it previously filed a Form W-8 ECI Certification or a Form W-8 BEN Certification, it will deliver to the US Borrower and the US Administrative Agent a new certification (i) within 30 days after a change in circumstances that causes any information on the Form W-8 ECI or Form W-8 BEN, as applicable, to be incorrect and (ii) prior to the first payment date falling in the third year following the previous filing of such certification. Each US Tranche Lender also agrees to deliver to the US Borrower and the US Administrative Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such US Tranche Lender at the relevant time and applicable laws permit it to do so. If a US Tranche Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the US Borrower and the US Administrative Agent of such fact. If a US Tranche Lender is organized under the laws of a jurisdiction outside the United States of America, unless the US Borrower and the US Administrative Agent have received a Form W-8 BEN Certification or Form W-8 ECI Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the US Borrower shall withhold taxes from such payments at the applicable statutory rate. Each US Tranche Lender agrees to indemnify and hold harmless the US Borrower or the US Administrative Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the US Administrative Agent as a result of such US Tranche Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or (ii) the US Borrower or the US Administrative Agent as a result of their reliance on any such form or certificate which such US Tranche Lender has provided to them pursuant to this Section 4.06.

             (ii)  For any period with respect to which a US Tranche Lender has failed to provide the US Borrower with the form required pursuant to this Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such US Tranche Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that if a US Tranche Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to taxes because of its failure to deliver a form required hereunder, the US Borrower shall take such steps as such US Tranche Lender shall reasonably request to assist such US Tranche Lender to recover such taxes.

            (iii)  Any US Tranche Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the US Borrower or the US Administrative Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such US Tranche Lender, be otherwise disadvantageous to such US Tranche Lender.

            (iv)  Each Canadian Tranche Lender represents that it is (a) either not a non-resident of Canada for purposes of the Income Tax Act (Canada) or a deemed resident of Canada for purposes of Part XIII of the Income Tax Act (Canada) and (b) an Affiliate of a US Tranche Lender.

ARTICLE V
Capital Adequacy

        Section 5.01    Additional Costs.

          (a)    LIBOR Regulations, etc.    Each Borrower shall pay directly to each Applicable Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any LIBOR Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any LIBOR Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such LIBOR Loans, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such LIBOR Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or the US Tranche Commitment or Canadian Tranche Commitment or Loans of such Lender or the London interbank market; or (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's US Tranche Commitment or Canadian Tranche Commitment or Loans. Each Lender will notify the US Administrative Agent and the Applicable Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from any Borrower under this Section 5.01(a), such Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

          (b)    Regulatory Change.    Without limiting the effect of the provisions of Section 5.01(a), in the event that at any time (by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting (A) any Lender, (B) the London interbank market or (C) such Lender's position in such market), the LIBOR Rate, as determined in good faith by such Lender, will not adequately and fairly reflect the cost to such Lender of funding its LIBOR Loans, then, if such Lender so elects, by notice to the Applicable Borrower and the US Administrative Agent, the obligation of such Lender to make additional LIBOR Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

          (c)    Capital Adequacy.    Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), each Borrower shall pay directly to any Applicable Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its US Tranche Commitments or Canadian Tranche Commitments, its Note, its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Applicable Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

          (d)    Compensation Procedure.    Any Lender notifying the Applicable Borrower of the incurrence of additional costs under this Section 5.01 shall in such notice to such Borrower and the US Administrative Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Applicable Borrower within thirty (30) days of the receipt by such Borrower of the notice described in this Section 5.01(d).

        Section 5.02    Limitation on LIBOR Loans.    Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Rate for any Interest Period:

          (a)   the US Administrative Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the applicable definition of "LIBOR Rate" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

          (b)   the US Administrative Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the applicable definition of "LIBOR Rate" in Section 1.02upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining LIBOR Loans;

          (c)   then the US Administrative Agent shall give the Applicable Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Loans.

        Section 5.03    Illegality.    Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Applicable Borrower thereof and such Lender's obligation to make LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 shall be applicable).

        Section 5.04    Base Rate and Prime Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03.    If the obligation of any Lender to make LIBOR Loans shall be suspended pursuant to Sections 5.01, 5.02 or

5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as either US Base Rate Loans or Canadian Prime Rate Loans, as applicable (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Applicable Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into US Base Rate Loans or Canadian Prime Rate Loans, as applicable on the date specified by the Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) US Base Rate Loans or Canadian Prime Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its respective US Base Rate Loans or Canadian Prime Rate Loans.

        Section 5.05    Compensation.    Each Borrower shall pay to each Applicable Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

          (a)   any payment, prepayment or conversion of a LIBOR Loan properly made by such Lender or any Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 11.01) on a date other than the last day of the Interest Period for such Loan; or

          (b)   any failure by a Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in ARTICLE VI to be satisfied) to borrow, continue or convert a LIBOR Loan from such Lender on the date for such Borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such Borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits (or in the case of a Canadian Tranche Lender, Canadian Dollar deposits) of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

        Section 5.06    Replacement Lenders.

          (a)   If any Lender has notified the Borrowers and the US Administrative Agent of its incurring additional costs under Section 5.01 or has required the Borrowers to make payments for Taxes under Section 4.06, then the Borrowers may, unless such Lender has notified the Borrowers and the US Administrative Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the US Tranche Commitment and Canadian Tranche Commitment, if any, of any Lender (other than the Administrative Agents) (the "Terminated Lender") at any time upon five (5) Business Days' prior written notice to the Terminated Lender and the US Administrative Agent (such notice referred to herein as a "Notice of Termination").

          (b)   In order to effect the termination of the US Tranche Commitment and the Canadian Tranche Commitment, if any of the Terminated Lender, the Borrowers shall: (i) obtain an agreement with one or more Lenders to increase their US Tranche Commitment or US Tranche Commitments and their Canadian Tranche Commitment or Canadian Tranche Commitments, as applicable and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept such commitment or commitments; provided, however, that such one or more other banking institutions are reasonably acceptable to the Administrative Agents and become parties by executing an Assignment (the Lenders or other banking institutions that agree to accept in whole or in part the US Tranche Commitment and Canadian Tranche Commitment, if any of the Terminated Lender being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted commitments of the Replacement Lenders under clauses (i) and (ii) above equal the US Tranche Commitment and the Canadian Tranche Commitment, if any, of the Terminated Lender.

          (c)   The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "Lender Termination Date"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its US Tranche Commitment and Canadian Tranche Commitment, if any, and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's US Tranche Commitment and Canadian Tranche Commitment, if any, to be assigned to each Replacement Lender.

          (d)   On the Lender Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment assign its US Tranche Commitment and Canadian Tranche Commitment, if any, to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's US Tranche Commitment and Canadian Tranche Commitment, if any, to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Note(s), payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Note(s) held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Lender Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 13.06(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 13.06(b). To the extent not in conflict, the terms of Section 13.06(b) shall supplement the provisions of this Section 5.06(d). For each assignment made under this Section 5.06, the Replacement Lender shall pay to the Applicable Administrative Agent the processing fee provided for in Section 13.06(b). The Borrowers will be responsible for the payment of any breakage costs incurred in connection with the sale of Loans by Terminated Lenders to Replacement Lenders, as if such Loans had been prepaid and breakage costs had accrued thereto in accordance with Section 5.05.

ARTICLE VI
Conditions Precedent

        Section 6.01    Effectiveness.

        The obligation of the Lenders under this Agreement is subject to the receipt by the US Administrative Agent and the Lenders of all fees payable pursuant to Section 2.04 on or before the Closing Date and the receipt by the US Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the US Administrative Agent in form and substance:

          (a)   A certificate of the Secretary or an Assistant Secretary of the US Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the US Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the US Borrower (y) who are authorized to sign the Loan Documents to which the US Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the US Borrower, certified as being true and complete. The Administrative Agents and the Lenders may conclusively rely on such certificate until the Administrative Agents receive notice in writing from the US Borrower to the contrary.

          (b)   A certificate of the Secretary or an Assistant Secretary of the Canadian Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Canadian Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Canadian Borrower (y) who are authorized to sign the Loan Documents to which the Canadian Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Canadian Borrower, certified as being true and complete. The Administrative Agents and the Lenders may conclusively rely on such certificate until the Administrative Agents receive notice in writing from the Canadian Borrower to the contrary.

          (c)   A certificate of the Secretary or an Assistant Secretary of Holdings setting forth (i) resolutions of its board of directors with respect to the authorization of Holdings to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of Holdings (y) who are authorized to sign the Loan Documents to which Holdings is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of Holdings, certified as being true and complete. The Administrative Agents and the Lenders may conclusively rely on such certificate until they receive notice in writing from Holdings to the contrary.

          (d)   A certificate of the Secretary or an Assistant Secretary of each Subsidiary party to a Loan Document, setting forth (i) resolutions of its board of directors with respect to the authorization of such Subsidiary to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Subsidiary (y) who are authorized to sign the Loan Documents to which such Subsidiary is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of such Subsidiary, certified as being true and complete. The Administrative Agents and the Lenders may conclusively rely on such certificate until they receive notice in writing from any Borrower to the contrary.

          (e)   Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the US Borrower, Holdings and each Subsidiary party to a Loan Document.

          (f)    A compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer of the US Borrower and dated as of the Closing Date.

          (g)   The Notes, duly completed and executed.

          (h)   The Security Instruments, including those described on Exhibit D, duly completed and executed in sufficient number of counterparts for recording, if necessary.

          (i)    An opinion of Gardere Wynne Sewell, counsel to the US Borrower, Holdings and the Subsidiaries party to a Loan Document, in form and substance satisfactory to the US Administrative Agent, as to such matters incident to the transactions herein contemplated and as the US Administrative Agent may reasonably request.

          (j)    A summary of insurance coverage of the US Borrower evidencing that the US Borrower is carrying insurance in accordance with Section 7.19.

          (k)   Copies of Requests for Information or Copies (Form UCC-11) or equivalent commercially obtained reports, listing all effective financing statements which name any of the US Borrower, Holdings or any Subsidiary party to a Loan Document (under their present names and any previous names) as debtor and which are filed in all jurisdictions in which such Persons own property or conduct business, together with copies of such financing statements.

          (l)    Since June 30, 2004, there shall not have been any adverse change or any development involving a prospective adverse change in or affecting the Properties, general affairs, management, financial position, shareholders' equity or results of operation of any Borrower, Holdings or any Subsidiary.

          (m)  All necessary approvals from any Governmental Authority or other Person in connection with the Properties and the transactions contemplated by the Loan Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action by any applicable authority.

          (n)   A borrowing notice in the form of Exhibit B-1 or Exhibit B-2, as applicable duly completed and executed by each Borrower.

          (o)   A Letter of Credit Application pertaining to each new Letter of Credit duly completed and executed by the US Borrower.

          (p)   No Default shall exist hereunder.

          (q)   Except as disclosed on Schedule 7.03, no litigation shall exist against any Borrower or any Subsidiary that would have a Material Adverse Effect.

          (r)   Such other documents as the US Administrative Agent or any Lender or special counsel to the US Administrative Agent may reasonably request.

        Section 6.02    Loans and Letters of Credit.    The obligation of the Lenders to make Loans to each Borrower upon the occasion of each Borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the US Borrower is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto:

          (a)   no Default shall have occurred and be continuing;

          (b)   no Material Adverse Effect shall have occurred; and

          (c)   the representations and warranties made by each Borrower in ARTICLE VII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new Borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary.

          Each request for a Borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the US Borrower hereunder shall constitute a certification by such Borrower to the effect set forth in Section 6.02(c) (both as of the date of such notice and, unless such Borrower otherwise notifies the US Administrative Agent prior to the date of and immediately following such Borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

        Section 6.03    Conditions Precedent for the Benefit of Lenders.    All conditions precedent to the obligations of the Lenders to make any Loan are imposed hereby solely for the benefit of the Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to make any Loan in the absence of strict compliance with such conditions precedent.

        Section 6.04    No Waiver.    No waiver of any condition precedent shall preclude the US Administrative Agent or the Lenders from requiring such condition to be met prior to making any subsequent Loan or preclude the Lenders from thereafter declaring that the failure of such Borrower to satisfy such condition precedent constitutes a Default.

        Section 6.05    Canadian Tranche Loan Borrowings.    The obligation of the Lenders to make Canadian Tranche Loans to the Canadian Borrower upon the occasion of each Canadian Tranche Borrowing hereunder is subject to the further condition precedent that the US Administrative Agent receive an opinion of O'Neal Webster, British Virgin Islands counsel to the Canadian Borrower, in form and substance satisfactory to the US Administrative Agent, as to such matters incident to the transactions herein contemplated and as the US Administrative Agent may reasonably request.

ARTICLE VII
Representations and Warranties of US Borrower

        The US Borrower represents and warrants to each of the Administrative Agents and the Lenders (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each Borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02):

        Section 7.01    Legal Existence.    Each of the US Borrower and each Subsidiary: (i) is a legal entity duly organized, legally existing and in good standing (if applicable) under the laws of the jurisdiction of its formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

        Section 7.02    Financial Condition.    The audited consolidated balance sheet of Holdings and its consolidated subsidiaries as at March 31, 2004 and the related consolidated statement of income, stockholders' equity and cash flow of Holdings and its consolidated subsidiaries for the fiscal year ended on said date, with the opinion thereon of Deloitte Touche heretofore furnished to each of the Lenders and the unaudited consolidated balance sheet of Holdings and its consolidated subsidiaries as at June 30, 2004 and their related consolidated statements of income, stockholders' equity and cash flow of Holdings and its consolidated subsidiaries for the three (3) month period ended on such date heretofore furnished to the US Administrative Agent, are complete and correct and fairly present the consolidated financial condition of Holdings and its consolidated subsidiaries as at said dates and the results of its operations for the fiscal year and the three (3) month period on said dates in all material respects, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the US Borrower nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in Schedule 7.02. Since March 31, 2004, there has been no change or event having a Material Adverse Effect. Since the date of the Financial Statements, neither the business nor the Properties of the US Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

        Section 7.03    Litigation.    Except as disclosed to the Lenders in Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the US Borrower threatened against or affecting the US Borrower or any Subsidiary which involves the possibility of any judgment or liability against the US Borrower or any Subsidiary not fully covered by insurance (except for normal deductibles), and which would have a Material Adverse Effect.

        Section 7.04    No Breach.    Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the US Borrower or any Subsidiary, or any Governmental Requirement or any agreement or instrument to which the US Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the US Borrower or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

        Section 7.05    Authority.    The US Borrower and each Subsidiary have all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the US Borrower and each Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the US Borrower and each Subsidiary, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

        Section 7.06    Approvals.    No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the US Borrower or any Subsidiary of the Loan Documents or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

        Section 7.07    Use of Loans.    The proceeds of the Loans shall be used for working capital and other general corporate purposes. Neither Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

        Section 7.08    ERISA.

          (a)   The US Borrower, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

          (b)   Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

          (c)   No act, omission or transaction has occurred which could result in imposition on the US Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

          (d)   No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the US Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the US Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

          (e)   Full payment when due has been made of all amounts which the US Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

          (f)    The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the US Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

          (g)   None of the US Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the US Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

          (h)   None of the US Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

          (i)    None of the US Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

        Section 7.09    Taxes.    Except as set out in Schedule 7.09, each of the US Borrower and its Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the US Borrower or any Subsidiary. The charges, accruals and reserves on the books of the US Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the US Borrower, adequate. No tax lien has been filed and, to the knowledge of the US Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

        Section 7.10    Titles, Etc.

          (a)   Except as set out in Schedule 7.10, the US Borrower and its Subsidiaries have good and marketable title to their material Properties, (i) except in cases where the failure to have said good and marketable title would not reasonably cause a Material Adverse Effect and (ii) free and clear of all Liens, except Liens permitted by Section 10.02.

          (b)   All leases and agreements necessary for the conduct of the business of the US Borrower and its Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the US Borrower and its Subsidiaries.

          (c)   The rights, Properties and other assets presently owned, leased or licensed by the US Borrower and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the US Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

          (d)   All of the assets and Properties of the US Borrower and its Subsidiaries (taken as a whole) which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

        Section 7.11    No Material Misstatements.    No written information, statement, exhibit, certificate, document or report furnished to the Administrative Agents and the Lenders (or any of them) by the US Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the US Borrower and its Subsidiaries taken as a whole. To US Borrower's knowledge, there is no fact peculiar to the US Borrower or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the US Borrower can now reasonably foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Administrative Agents by or on behalf of the US Borrower or any Subsidiary or otherwise prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

        Section 7.12    Investment Company Act.    Neither the US Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        Section 7.13    Public Utility Holding Company Act.    Neither the US Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 7.14    Subsidiaries.    Except as set forth on Schedule 7.14, the US Borrower has no Subsidiaries.

        Section 7.15    Location of Business and Offices.    The US Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement.

        Section 7.16    Defaults.    Neither the US Borrower nor any Subsidiary is in material default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a material default under any material agreement or instrument to which the US Borrower or any Subsidiary is a party or by which the US Borrower or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

        Section 7.17    Environmental Matters.    Except (i) as provided in Schedule 7.17 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

          (a)   Neither any Property of the US Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

          (b)   Without limitation of clause (a) above, no Property of the US Borrower or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the US Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

          (c)   All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the US Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the US Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

          (d)   All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the US Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the US Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

          (e)   The US Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the US Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

          (f)    To the extent applicable, all Property of the US Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the US Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

          (g)   Neither the US Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

        Section 7.18    Compliance with the Law.    Neither the US Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

        Section 7.19    Insurance.    Schedule 7.19 attached hereto contains an accurate description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the US Borrower and each Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the US Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the US Borrower and each Subsidiary; will remain in full force and effect through the respective dates set forth in the binders for said insurance without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Neither the US Borrower nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

        Section 7.20    Reserved.

        Section 7.21    Hedging Agreements.    Schedule 7.21 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the US Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter party to each such agreement.

        Section 7.22    Restriction on Liens.    Except as set forth on Schedule 7.22, neither the US Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties.

ARTICLE VIII
Representations and Warranties of Canadian Borrower

        The Canadian Borrower represents and warrants to each of the Administrative Agents and the Lenders (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each Borrowing as provided in Section 6.02) with respect to the Canadian Tranche:

        Section 8.01    Legal Existence.    The Canadian Borrower: (i) is a legal entity duly organized, legally existing and in good standing (if applicable) under the laws of the jurisdiction of its formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

        Section 8.02    No Breach.    Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Canadian Borrower, or any Governmental Requirement or any agreement or instrument to which the Canadian Borrower is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Canadian Borrower pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

        Section 8.03    Authority.    The Canadian Borrower has all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the Canadian Borrower of the Loan Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Canadian Borrower, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

        Section 8.04    Approvals.    No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Canadian Borrower of the Loan Documents or for the validity or enforceability thereof.

        Section 8.05    Defaults.    The Canadian Borrower is not in material default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a material default under any material agreement or instrument to which the Canadian Borrower is a party or by which the Canadian Borrower is bound which default would have a Material Adverse Effect.

        Section 8.06    Income Tax Act (Canada).    The Canadian Borrower is not a nonresident of Canada for purposes of the Income Tax Act (Canada).

ARTICLE IX
Affirmative Covenants

        The US Borrower covenants and agrees that, so long as any of the Aggregate Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the US Borrower hereunder:

        Section 9.01    Reporting Requirements.    The US Borrower shall deliver, or shall cause to be delivered, to the US Administrative Agent with sufficient copies of each for the Lenders:

          (a)    Annual Financial Statements.    As soon as available and in any event within 120 days after the end of each fiscal year of Holdings, the audited consolidated and unaudited consolidating statements of income, stockholders' equity, changes in financial position and cash flow of Holdings and its consolidated subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of Holdings and its consolidated subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the US Administrative Agent which opinion shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of Holdings and its consolidated subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

          (b)    Quarterly Financial Statements.    As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of Holdings, consolidated and consolidating statements of income, stockholders' equity, changes in financial position and cash flow of Holdings and its consolidated subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of Holdings and its consolidated subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

          (c)    Notice of Default, Etc.    Promptly after the US Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the US Borrower proposes to take with respect thereto, and at the Lender's option, a copy of the notice of such Default.

          (d)    Management Letters.    Promptly after Holdings, the US Borrower's or any Subsidiaries' receipt thereof, a copy of any "management letter" addressed to the board of directors of Holdings, the US Borrower or such Subsidiary from its certified public accountants and any internal control memoranda relating thereto.

          (e)    SEC Filings, Etc.    Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by Holdings or the US Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by Holdings or the US Borrower with or received by Holdings or the US Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

          (f)    Other Matters.    From time to time such other information regarding the business, affairs or financial condition of the US Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the US Administrative Agent may reasonably request.

          (g)    Hedging Agreements.    As soon as available and in any event within ten (10) Business Days after each Quarterly Date, a report, in form and substance satisfactory to the US Administrative Agent, setting forth as of the last Business Day of such Quarterly Date a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the US Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.21, any margin required or supplied under any credit support document, and the counter party to each such agreement.

          (h)    Labor Disputes.    Promptly upon becoming aware of any labor dispute which could reasonably be expected to have a Material Adverse Effect, a notice of such dispute describing same in detail and the action of the US Borrower proposes to take with respect thereto.

          (i)    Borrowing Base Certificate.    Within 45 days after each fiscal quarter end, the US Borrower shall deliver to the US Administrative Agent a Borrowing Base Certificate, duly complete and executed by a Responsible Officer of US Borrower.

The US Borrower will furnish to the US Administrative Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the US Borrower is in compliance with Section 10.13(a), (b) and (c) as of the end of the respective fiscal quarter or fiscal year.

        Section 9.02    Litigation.    The US Borrower shall promptly give to the US Administrative Agent notice of any litigation or governmental investigation or proceeding pending against the US Borrower or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect on the US Borrower or any of its Subsidiaries.

        Section 9.03    Maintenance, Etc.

          (a)    Generally.    The US Borrower shall and shall cause each Subsidiary to: preserve and maintain its legal entity existence and all of its material rights, privileges, franchises, patents, trademarks, copyrights and licenses; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Administrative Agents or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or such Administrative Agent (as the case may be).

          (b)    Proof of Insurance.    Contemporaneously with the delivery of the financial statements required by Section 9.01(a) to be delivered for each year, the US Borrower will furnish or cause to be furnished to the US Administrative Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the US Administrative Agent and, if requested, will furnish the US Administrative Agent and the Lenders copies of the applicable policies.

          (c)    Operation of Properties.    The US Borrower will and will cause each Subsidiary to operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

        Section 9.04    Environmental Matters.

          (a)    Establishment of Procedures.    The US Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the US Borrower and its Subsidiaries and the operations conducted thereon and other activities of the US Borrower and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

          (b)    Notice of Action.    The US Borrower will promptly notify the US Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental

  Authority of which the US Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

        Section 9.05    Further Assurances.    The US Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. The US Borrower at its expense will and will cause each Subsidiary to promptly execute and deliver to the Administrative Agents upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the US Borrower or any Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

        Section 9.06    Performance of Obligations.    Each Borrower will pay its Notes according to the reading, tenor and effect thereof; and the US Borrower will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments and this Agreement, at the time or times and in the manner specified.

        Section 9.07    Reserved.

        Section 9.08    Reserved.

        Section 9.09    Additional Collateral; Releases of Collateral.

          (a)    Lien on Gas Compression Equipment.    All gas compression equipment of the US Borrower or its Subsidiary which is to become Eligible Equipment used in the determination of the Equipment Borrowing Base shall be subject to a first-priority Lien (subject only to Excepted Liens) in favor of the US Administrative Agent, which Lien will be created and perfected by and in accordance with the provisions of security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the US Administrative Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In all such cases, the US Borrower shall supply the US Administrative Agent with a description of such equipment for purposes of amending and supplementing the description of equipment in the Security Instruments together with the state of incorporation or formation for filing perfection notices and the owner thereof. The US Administrative Agent shall inform the US Borrower as soon as reasonably practicable of all recording data for such filings.

          (b)    Releases.    So long as no Event of Default exists, the US Borrower will be entitled to releases of Eligible Equipment; provided, however, the aggregate outstanding principal amount of the Equipment Loans shall be reduced by an amount equal to the fair market value of such Eligible Equipment at the time the applicable Lien was created. In such cases, the US Borrower shall deliver appropriate, fully-competed release forms to the US Administrative Agent and the US Administrative Agent shall execute and return same to the US Borrower or its counsel as soon as reasonably practicable and in any event within five (5) Business Days.

        Section 9.10    ERISA Information and Compliance.    The US Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the US Administrative Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of

ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the US Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the US Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

ARTICLE X
Negative Covenants

        The US Borrower covenants and agrees that, so long as any of the Aggregate Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrowers hereunder, without the prior written consent of the Majority Lenders:

        Section 10.01    Debt.    Neither Holdings, the US Borrower nor any Subsidiary will incur, create, assume or permit to exist any Debt, except:

          (a)   the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;

          (b)   Debt (including unfunded commitments) of the US Borrower or Holdings existing on the Closing Date which is reflected in the Financial Statements or is disclosed in Schedule 10.01, and any renewals, extensions, refinancings and modifications (but not increases) thereof;

          (c)   accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

          (d)   Debt of the US Borrower under Hedging Agreements which are for bona fide business purposes and are not speculative;

          (e)   Operating Equipment Lease Obligations;

          (f)    other Debt of the US Borrower and its Domestic Subsidiaries incurred, not to exceed $35,000,000 in the aggregate;

          (g)   Debt evidenced by Capital Lease Obligations and Purchase Money Indebtedness; provided that in no event shall the aggregate principal amount of Capital Lease Obligations and Purchase Money Indebtedness permitted by this clause (g) exceed $30,000,000 at any time outstanding;

          (h)   Debt with respect to surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the US Borrower or any of its Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default, provided that the aggregate outstanding amount of all cash surety bonds, appeal bonds and custom bonds permitted by this clause (h) shall not at any time exceed $5,000,000;

          (i)    Debt of any Foreign Subsidiary of the US Borrower or Holdings the proceeds of which Debt are used for such Foreign Subsidiary's and/or its Foreign Subsidiaries' working capital and general business purposes ("Foreign Subsidiary Indebtedness"); and

          (j)    Debt for borrowed money assumed by the US Borrower or one of its Subsidiaries, or of a Subsidiary of the US Borrower acquired, pursuant to an acquisition or merger permitted pursuant to the terms of this Agreement, provided that such Debt shall not exceed $65,000,000 in the aggregate at any time and such Debt was not incurred in connection with, or in anticipation or contemplation of such permitted acquisition or merger; and provided further that the aggregate amount of Debt permitted pursuant to this clause (j) that has a scheduled maturity date that is earlier than the scheduled Revolving Credit Termination Date shall not exceed $30,000,000.

        Section 10.02    Liens.    Neither the US Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

          (a)   Liens securing the payment of any Indebtedness;

          (b)   Excepted Liens;

          (c)   Liens securing Capital Lease Obligations and Purchase Money Indebtedness allowed under Section 10.01(g), but only on the Property under lease or purchased;

          (d)   Liens on assets created in connection with (i) the HY-SL Facility, (ii) the ABS Facility, (iii) any Operating Equipment Lease Facility, including, without limitation, Liens on assets of any Subsidiary of the US Borrower created for the purpose and as condition to such Operating Equipment Lease Facility and (iv) securing Operating Equipment Lease Obligations with respect to Operating Equipment Leases and guaranties thereof, provided that such Liens do not extend to or cover any Property or assets of the US Borrower or any of its Subsidiaries other than the Property subject to or pledged to such Operating Equipment Leases, any Property or rights (including rights under subleases) relating to such leased property and the equity interests of the lessee in any such Operating Equipment Lease, provided, however, that at the time of entering into (and immediately after giving effect to) any such lease, no Event of Default shall have occurred or be continuing under this Agreement;

          (e)   Liens disclosed on Schedule 10.02;

          (f)    Liens arising out of Hedging Agreements with Lenders or Lender Affiliates;

          (g)   Liens relating to Debt permitted under Section 10.01(f), provided that the aggregate amount of Debt secured by such Liens shall not exceed $20,000,000;

          (h)   Liens on assets of Foreign Subsidiaries under Foreign Credit Facilities; and

          (i)    Liens securing acquired Debt permitted under Section 10.01(j); provided, however, such Liens do not extend to or cover any property other than the property or assets that secured such Debt prior to the time it was acquired or assumed.

        Section 10.03    Investments, Loans and Advances.    Neither the US Borrower nor any Subsidiary will make or permit to remain outstanding any loans or advances to or Investments in any Person, except that, so long as no Event of Default has occurred and is continuing, the foregoing restriction shall not apply to:

          (a)   Investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 10.03;

          (b)   accounts receivable arising in the ordinary course of business;

          (c)   direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

          (d)   commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody's;

          (e)   deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively;

          (f)    deposits in money market funds investing exclusively in Investments described in Section 10.03(c), 10.03(d) or 10.03(e);

          (g)   other Investments, loans or advances not to exceed $100,000,000 in any one fiscal year or $250,000,000 in the aggregate at any time outstanding; and

          (h)   payroll advances and employee loans up to $5,000,000;

        Section 10.04    Dividends, Distributions and Redemptions.    The US Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders; except that so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof) (i) the US Borrower may pay cash dividends to Holdings so long as the proceeds thereof are immediately used by Holdings to purchase shares of common stock or options to purchase shares of common stock of Holdings held by former employees of the US Borrower following the termination of their employment by the US Borrower or any of its Subsidiaries provided that the aggregate amount of cash dividends paid pursuant to this Section 10.04(i) shall not during any fiscal year of the US Borrower exceed $7,500,000; or (ii) the US Borrower may make other distributions provided that the aggregate amount of such distributions shall not exceed $5,000,000 during any fiscal year.

        Section 10.05    Reserved.

        Section 10.06    Nature of Business.    Neither the US Borrower nor any Subsidiary will allow any material change to be made in the character of its business.

        Section 10.07    Reserved.

        Section 10.08    Mergers, Etc.    Neither the US Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person except that (a) any Subsidiary of the US Borrower may be merged into or consolidated with or sell, lease or otherwise dispose of all or substantially all of its Property or assets to (i) the US Borrower, so long as the US Borrower is the surviving business entity, or (ii) another Subsidiary of the US Borrower, and (b) the US Borrower may merger into or consolidate with any Person provided, in each case (i) immediately thereafter and giving effect thereto, no event shall occur and be continuing which constitutes a Default or Event of Default, and (ii) the US Borrower is the surviving business entity.

        Section 10.09    Proceeds of Notes; Letters of Credit.    The Borrowers will not permit the proceeds of the Notes or Letters of Credit to be used for any purpose other than those permitted by Section 7.07. Neither Borrower nor any Person acting on behalf of either Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

        Section 10.10    ERISA Compliance.    The US Borrower will not at any time:

          (a)   Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the US Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERIS or a tax imposed by Chapter 43 of Subtitle D of the Code;

          (b)   Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the US Borrower, any Subsidiary or any ERISA Affiliate to the PBGC;

          (c)   Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the US Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

          (d)   Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

          (e)   Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the US Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

          (f)    Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

          (g)   Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the US Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

          (h)   Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

          (i)    Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

          (j)    Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the US Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code.

        Section 10.11    Sale or Discount of Receivables.    Neither the US Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable, except in the ordinary course of business.

        Section 10.12    Reserved.

        Section 10.13    Certain Financial Covenants.

          (a)    Current Ratio.    The US Borrower will not permit its ratio of (i) Consolidated Current Assets to (ii) Consolidated Current Liabilities to be less than 1.0 to 1.0 at any time.

          (b)    Total Debt to EBITDAR.    The US Borrower will not permit its Total Leverage Ratio as of the end of any Testing Period to be greater than 5.00 to 1.0.

          (c)    Interest Coverage Ratio.    The US Borrower will not permit its Interest Coverage Ratio as of the end of any Testing Period to be less than 2.50 to 1.00.

        Section 10.14    Sale of Properties.    The US Borrower will not, and will not permit any Subsidiary to, sell, assign, convey or otherwise transfer any Property; except that the US Borrower and any Subsidiary:

          (a)   may sell or otherwise dispose of any Property which, in the reasonable judgment of such Person, is obsolete, worn out or otherwise no longer useful in the conduct of such Person's business;

          (b)   may sell or lease inventory or equipment to their respective customers in the ordinary course of business; and

          (c)   may dispose of Property necessary to effectuate Operating Equipment Lease Facilities otherwise permitted hereby; provided, however, the net proceeds received in connection with any such disposition of Property shall be used first to prepay the outstanding principal balance (if any) of the Equipment Loans on a dollar for dollar basis.

        Section 10.15    Environmental Matters.    Neither the US Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

        Section 10.16    Transactions with Affiliates.    Except as set forth on Schedule 10.16, neither the US Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

        Section 10.17    Subsidiaries.    The US Borrower shall not, and shall not permit any Subsidiary to, create any additional Subsidiaries except for (a) Subsidiaries formed in connection with Operating Equipment Lease Facilities permitted hereunder, (b) Subsidiaries resulting from future mergers or acquisitions permitted hereunder, (c) new Subsidiaries created by the US Borrower in compliance with Section 10.03 and (d) Subsidiaries created in connection with the reorganization of the US Borrower or any Subsidiary. Upon the creation of any new Subsidiaries, the stock shall be pledged as collateral for this Agreement (subject to the 65% limitation for first-tier Foreign Subsidiaries).

        Section 10.18    Negative Pledge Agreements.    Neither the US Borrower nor any Subsidiary will create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property as may be required in connection with this Agreement or restricts any Subsidiary from paying dividends to the US Borrower, or which requires the consent of or notice to other Persons in connection therewith, except for any such contract, agreement or understanding entered into in connection with an Operating Equipment Lease Facility or otherwise existing as of the Closing Date.

ARTICLE XI
Events of Default; Remedies

        Section 11.01    Events of Default.    One or more of the following events shall constitute an "Event of Default":

          (a)   any Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of 5 Business Days; or

          (b)   any Borrower or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $20,000,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or Administrative Agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

          (c)   any representation, warranty or certification made or deemed made herein or in any Security Instrument by any Borrower or any Subsidiary, or any certificate furnished to any Lender or the Administrative Agents pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d)   any Borrower shall default in the performance of any of its obligations under ARTICLE X or any other Article of this Agreement other than under ARTICLE IX; or any Borrower shall default in the performance of any of its obligations under ARTICLE IX or any Security Instrument (other than the payment of amounts due which shall be governed by Section 11.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to such Borrower by the Applicable Administrative Agent or any Lender (through the Applicable Administrative Agent), or (ii) such Borrower otherwise becoming aware of such default; or

          (e)   any Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f)    any Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), as applicable, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), as applicable, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g)   a proceeding or case shall be commenced, without the application or consent of a Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization,

  dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of a Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of a Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against a Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada), as applicable; or

          (h)   a judgment or judgments for the payment of money in excess of insurance coverage which causes, or could reasonably be expected to cause a Material Adverse Effect, shall be rendered by a court against any Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and a Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i)    the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or, with respect to the Security Instruments, shall cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or any Borrower shall so state in writing; or

          (j)    the US Borrower and its Domestic Subsidiaries shall fail to collectively own gas compression equipment assets (free and clear of any Liens except Excepted Liens and Liens securing Indebtedness) having a combined fair market value in excess of $125,000,000; or

          (k)   an event having a Material Adverse Effect shall occur; or

          (l)    Holdings takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) or if any provision of any Loan Document to which Holdings is a party shall for any reason cease to be valid and binding on Holdings or if Holdings shall so state in writing, or if a default occurs and is continuing beyond any applicable notice and cure period under any Loan Document to which Holdings is a party; or

          (m)  any Subsidiary takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h); or

          (n)   a Change of Control shall occur.

        Section 11.02    Remedies.

          (a)   In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 11.01 or in clauses (m) and (n) to the extent they relate to clauses (e), (f) or (g), the Applicable Administrative Agent, upon request of the Majority Lenders, shall, by notice to the Applicable Borrower, cancel the US Tranche Commitments and the Canadian Tranche Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Applicable Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Applicable Borrower.

          (b)   In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 11.01 or in clauses (m) and (n) to the extent they relate to clauses (e), (f) or (g), the US Tranche Commitments and the Canadian Tranche Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

          (c)    Reserved.

          (d)   Hedging Agreements between the US Borrower and any of its Subsidiaries and the Administrative Agents or a Lender and/or any Lender Affiliate are secured by the Security Instruments pari passu with all other Indebtedness. As such, proceeds from Security Instruments shall be shared pro rata on all Indebtedness. All proceeds received after the Revolving Credit Termination Date, whether by acceleration or otherwise, shall be applied first to reimbursement of expenses provided for in the Security Instruments; next, all such proceeds shall be split pro rata between the Hedging Agreements (which form part of the Indebtedness) on the one hand and all other Indebtedness pursuant to this Agreement on the other hand. Thereafter, all such proceeds applicable to the Loans and other obligations under this Agreement shall be applied, first to reimbursement of expenses and indemnities provided for in this Agreement; second to accrued interest on the Loans; third to fees; fourth pro rata to principal outstanding on the Loans and other Indebtedness; fifth to serve as cash collateral to be held by the US Administrative Agent to secure the LC Exposure; and any excess shall be paid to the US Borrower or as otherwise required by any Governmental Requirement.

          (e)   Acceleration and termination of all Hedging Agreements involving the Administrative Agents or Lenders or the Lender Affiliates shall be governed by the terms of the Hedging Agreements.

ARTICLE XII
The Administrative Agent

        Section 12.01    Appointment, Powers and Immunities.    Each Applicable Lender hereby irrevocably appoints and authorizes the Applicable Administrative Agent to act as its Administrative Agent hereunder and under the Security Instruments with such powers as are specifically delegated to such Administrative Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto. The Applicable Administrative Agent (which term as used in this sentence and in Section 12.05 and the first sentence of Section 12.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and Administrative Agents): (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrowers or any other Person (other than the Applicable Administrative Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Applicable Borrower, its Subsidiaries or any other obligor or guarantor; (iii) except pursuant to Section 12.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Administrative Agents may employ Administrative Agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such Administrative Agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such Administrative Agents, accountants, attorneys or experts. The Administrative Agents may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with such Administrative Agent. The Administrative Agents are authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.

        Section 12.02    Reliance by Administrative Agent.    The Administrative Agents shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agents.

        Section 12.03    Defaults.    The Administrative Agents shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Administrative Agents have received notice from a Lender or a Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agents receive such a notice of the occurrence of a Default, the Administrative Agents shall give prompt notice thereof to the Applicable Lenders. In the event of a payment Default, the Administrative Agents shall give each Applicable Lender prompt notice of each such payment Default.

        Section 12.04    Rights as a Lender.    With respect to its US Tranche Commitments or Canadian Tranche Commitments and the Loans made by it and its participation in the issuance of Letters of Credit, each Administrative Agent (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Applicable Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Applicable Administrative Agent in its individual capacity. Each Administrative Agent (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Applicable Borrower (and any of its Affiliates) as if it were not acting as the Administrative Agent, and each Administrative Agent and its Affiliates may accept fees and other consideration from the Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

        Section 12.05    INDEMNIFICATION.    THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENTS AND THE ISSUING BANK RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 13.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWERS UNDER SECTION 13.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWERS UNDER SAID SECTION 13.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENTS OR THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF: (I) THIS AGREEMENT, THE SECURITY INSTRUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED

TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF THEIR AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY SECURITY INSTRUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 12.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE ADMINISTRATIVE AGENTS OR THE ISSUING BANK, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENTS OR THE ISSUING BANK, AS THE CASE MAY BE.

        Section 12.06    Non-Reliance on Administrative Agent and other Lenders.    Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the US Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agents shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrowers. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Applicable Administrative Agent hereunder, such Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers (or any of its Affiliates) which may come into the possession of such Administrative Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special US counsel to the US Administrative Agent only and Goodmans LLP is acting in this transaction as special Canadian counsel to the Canadian Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

        Section 12.07    Action by Administrative Agent.    Except for action or other matters expressly required of each Administrative Agent hereunder, each Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders (or all of the Lenders as expressly required by Section 13.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders (or all of the Lenders as expressly required by Section 13.04) and any action taken or failure to act pursuant thereto by the Applicable Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, each Administrative Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders (or all of the Lenders as required by Section 13.04) in the written instructions (with indemnities) described in this Section 12.07, provided that, unless and until the Applicable Administrative Agent shall have received such directions, such Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Applicable Administrative Agent be required to take any action which exposes such Administrative Agent to personal liability or which is contrary to this Agreement and the Security Instruments or applicable law.

        Section 12.08    Resignation or Removal of Administrative Agent.    Subject to the appointment and acceptance of a successor Administrative Agent as provided below, each Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers, and each Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of such appointment hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this ARTICLE XII and Section 13.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as a Administrative Agent.

        Section 12.09    Notification by US Administrative Agent.    Subject to the provisions herein to the contrary, the US Administrative Agent shall be required to notify only the US Tranche Lenders of any Borrowings, continuations or conversions or of any other act requiring notice to be provided by the US Administrative Agent hereunder. Upon each US Tranche Lender's receipt of such notice from the US Administrative Agent pursuant to this Section 12.09, such Lender shall notify its respective Canadian counterpart of such notice.

ARTICLE XIII
Miscellaneous

        Section 13.01    Waiver.    No failure on the part of the Administrative Agents or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

        Section 13.02    Notices.    All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents, except that for notices and other communications to the Administrative Agents other than payment of money, the Borrowers need only send such notices and communications to the US Administrative Agent care of the Houston address of Wachovia; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

        Section 13.03    Payment of Expenses, Indemnities, etc.

          (a)   The Borrowers agree:

              (i)  whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of each Administrative Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of each

    Administrative Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of each Administrative Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for each Administrative Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel for each Administrative Agent and any of the Lenders); and promptly reimburse each Administrative Agent for all amounts expended, advanced or incurred by each Administrative Agent or the Lenders to satisfy any obligation of the Borrowers under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

             (ii)  TO INDEMNIFY EACH ADMINISTRATIVE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, ADMINISTRATIVE AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWERS OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF EACH BORROWER AND ITS SUBSIDIARIES, (IV) THE FAILURE OF EACH BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF A BORROWER OR HOLDINGS SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), (VIII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND AN ADMINISTRATIVE AGENT OR A LENDER'S SHAREHOLDERS AGAINST AN ADMINISTRATIVE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY; AND

           (iii)  TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST

    RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO A BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY A BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO A BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY A BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY A BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 13.03(a)(iii) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF EACH ADMINISTRATIVE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

          (b)   No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 13.03.

          (c)   In the case of any indemnification hereunder, an Administrative Agent or Lender, as appropriate shall give notice to the Borrowers of any such claim or demand being made against the Indemnified Party and the Borrowers shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrowers provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrowers and such Indemnified Party.

          (d)   THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

          (e)   Each Borrower's obligations under this Section 13.03 shall be its joint and several obligations and shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

          (f)    Each Borrower shall pay any amounts due under this Section 13.03 within thirty (30) days of the receipt by such Borrower of notice of the amount due.

        Section 13.04    Amendments, Etc.    Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Borrowers' and the Majority Lenders' prior written consent; provided that (i) no amendment, modification or waiver which extends the final maturity of the Loans, increases the Aggregate Commitments, forgives the principal amount of any Indebtedness outstanding under this Agreement, releases any guarantor of the Indebtedness or releases all or substantially all of the collateral, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, extends any Letter of Credit beyond its stated termination, affects Section 2.03(a), this Section 13.04 or Section 13.06(a) or modifies the definition of "Majority Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the US Tranche Commitment or Canadian Tranche Commitment of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of an Administrative Agent shall be effective without the consent of such Administrative Agent.

        Section 13.05    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        Section 13.06    Assignments and Participations.

          (a)   Neither Borrower may assign its rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the Administrative Agents.

          (b)   Any Lender may, upon the written consent of the US Administrative Agent and the US Borrower, which consent shall not be unreasonably withheld, assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit E (an "Assignment"); provided, however, that (i) any such assignment shall be in the amount of at least $5,000,000 of a Tranche or such lesser amount to which such Borrower has consented; (ii) if the assignor is a Lender, individually or with its Affiliates, in both Tranches, the same pro rata interest in each Tranche will be assigned; (iii) the assignee or assignor shall pay to the Applicable Administrative Agent a processing and recordation fee of $3,500 for each assignment; provided that only $3,500 shall be paid for pro rata assignments by a Lender and its Canadian Affiliate; and (iv) such Borrower's consent shall not be required if an Event of Default has occurred and is continuing. Any such assignment will become effective upon the execution and delivery to the US Administrative Agent of the Assignment and the consent of the US Administrative Agent, which consent shall not be unreasonably withheld. Promptly after receipt of an executed Assignment, the US Administrative Agent shall send to the Applicable Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, such Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 13.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 13.03 shall not be affected). The US Administrative Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 13.06(b), a new Annex I and II giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrowers, the Canadian Administrative Agent and each of the Lenders.

          (c)   Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 13.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) forgive any principal owing on any Indebtedness or extend the final maturity of the Loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the US Tranche Commitments or Canadian Tranche Commitments or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the Indebtedness or release all or substantially all of the collateral (except as provided in the Loan Documents) supporting any of the US Tranche Commitments or Canadian Tranche Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation); provided, however, participants consent shall be necessary with respect to any amendments which (i) extends the final maturity of the Loans, (ii) increases the Aggregate Commitments, (iii) reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, (iv) modifies the definition of "Majority Lenders", (v) extends any Letter of Credit beyond its stated termination or (vi) releases all or substantially all of the Collateral and all amounts payable by the Applicable Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under ARTICLE V on the same basis as if it were a Lender and be indemnified under Section 13.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 13.15.

          (d)   The Lenders may furnish any information concerning a Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 13.15.

          (e)   Notwithstanding anything in this Section 13.06 to the contrary, any Lender may assign and pledge its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

          (f)    Notwithstanding any other provisions of this Section 13.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require either Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

        Section 13.07    Invalidity.    In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any Security Instrument.

        Section 13.08    Counterparts.    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

        Section 13.09    References.    The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

        Section 13.10    Survival.    The obligations of the parties under Section 4.06, ARTICLE V, and Sections 12.05 and 13.03 shall survive the repayment of the Loans and the termination of the US Tranche Commitments and Canadian Tranche Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and each Administrative Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Applicable Borrower shall take such action as may be reasonably requested by the Applicable Administrative Agent and the Lenders to effect such reinstatement.

        Section 13.11    Captions.    Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

        Section 13.12    NO ORAL AGREEMENTS.    THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        Section 13.13    GOVERNING LAW; SUBMISSION TO JURISDICTION.

          (a)   THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY US TRANCHE LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED OR APPLICABLE CANADIAN LAW PERMITS ANY CANADIAN TRANCHE LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE JURISDICTION WHERE SUCH LENDER IS LOCATED. CH. 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

          (b)   ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS

  PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE ADMINISTRATIVE AGENTS OR ANY LENDER FROM OBTAINING JURISDICTION OVER EACH BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

          (c)   EACH BORROWER HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM, INC., LOCATED AT 1021 MAIN STREET, SUITE 1150, HOUSTON, TEXAS 77002, AS THE DESIGNEE, APPOINTEE AND ADMINISTRATIVE AGENT OF SUCH BORROWER TO RECEIVE, FOR AND ON BEHALF OF SUCH BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH ADMINISTRATIVE AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO SUCH BORROWER AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW, BUT THE FAILURE OF SUCH BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

          (d)   NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENTS OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWERS IN ANY OTHER JURISDICTION.

          (e)   EACH BORROWER AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENTS OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 13.13.

        Section 13.14    Interest.    It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Applicable Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Applicable Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 13.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 13.14. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Chapter by the indicated weekly rate ceiling from time to time in effect.

        Section 13.15    Confidentiality.    For the purposes of this Section 13.15, "Confidential Information" means information about the Borrowers furnished by the Borrowers or their Affiliates (collectively, the "Disclosing Parties") to the Administrative Agents or any of the Lenders, including, but not limited to, any actual or pending agreement, business plans, ecological data and accounting records, financial statements, or other financial data of any kind, any title documents, reports or other information relating to matters of title, any projects or plans, whether actual or prospective, and any other documents or items embodying any such Confidential Information; provided that such term does not include information that (a) was publicly known or otherwise known prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Administrative Agents or the Lenders or any Person acting on behalf thereof, (c) otherwise becomes known to the Administrative Agents or Lenders other than through disclosure by the Disclosing Parties or (d) constitutes financial statements delivered to the Administrative Agents and the Lenders under Section 9.01(a) that are otherwise publicly available. The Administrative Agents and the Lenders will maintain the confidentiality of such Confidential Information delivered to (i) such Person, provided that each such Person (a "Restricted Person") may deliver or disclose Confidential Information to such Restricted Person's directors, officers, employees, agents, attorneys and affiliates, who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 13.15, (ii) such Restricted Person's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 13.15, (iii) any other Lender, (iv) any assignee to which such Restricted Person sells or offers to sell its Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 13.15), (v) any Person from which such Restricted Person offers to purchase any security of the Borrowers (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 13.15), (vi) any Governmental Authority having jurisdiction or any self-regulatory body claiming to have authority over such Restricted Person, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Restricted Person's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any Governmental Requirement applicable to such Restricted Person, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Restricted Person is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Restricted Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of its rights and remedies under the Notes and this Agreement. Each Lender, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 13.15 as though it were a party to this Agreement. On reasonable request by the Borrowers in connection with the delivery to any Lender of information required to be delivered to such Lender under this Agreement or requested by such Lender (other than a Lender that is a party to this Agreement or its nominee), such Lender will enter into an agreement with the Borrowers embodying the provisions of this Section 13.15. Each Borrower waives (on its own behalf and on behalf of its Subsidiaries) any and all other rights it (or its Subsidiaries) may have to confidentiality as against the Administrative Agents and the Lenders arising by or under any contract, agreement, statute or law except as expressly stated in this Section 13.15.

        Section 13.16    Effectiveness.    This Agreement shall be effective on the Closing Date.

        Section 13.17    EXCULPATION PROVISIONS.    EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE SECURITY INSTRUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

        Section 13.18    Hedging Agreements.    Notwithstanding anything to the contrary contained herein, the terms and provisions of this Agreement shall not apply to any Hedging Agreements, except to the extent necessary for all Hedging Agreements with Lenders and/or their Affiliates to be secured by the Security Instruments on a pari passu basis with other Indebtedness and for the proceeds from the Security Instruments to be applied as set forth in Section 11.02(c) hereof.

        Section 13.19    USA Patriot Act Notice.    Each US Tranche Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "USA Patriot Act"), it is required to obtain, verify and record information that identifies the US Borrower and its Subsidiaries, which information includes the name and address of the US Borrower and such Subsidiaries and other information that will allow such US Tranche Lender to identify the US Borrower and such Subsidiaries in accordance with the USA Patriot Act.

        Section 13.20    Restatement.    This Agreement amends, restates and supercedes the Credit Agreement. It is the intention of the parties that all liens and security interests securing the Credit Agreement continue to exist, remain valid and shall not be impaired or released hereby and shall remain in full force and effect as provided in the Security Instruments.

ARTICLE XIV
GUARANTY

        Section 14.01    The Guaranty.

          (a)   The Guarantor irrevocably and unconditionally guarantees to each Canadian Tranche Lender and the Administrative Agents and their respective successors and permitted assigns, (i) the full and punctual payment of principal and interest on each Canadian Tranche Loan when due, whether at maturity, by acceleration, by redemption or otherwise and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Canadian Borrower under this Agreement (collectively, the "Guaranteed Obligations").

          (b)   The Guarantor further agrees that this Guaranty constitutes an absolute, irrevocable, complete and continuing guarantee of payment, performance and compliance and not merely of collection.

          (c)   The obligations of the Guarantor to make any payment hereunder may be satisfied by causing the Canadian Borrower to make such payment.

          (d)   The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees incurred by any Administrative Agent or any Canadian Tranche Lender in enforcing any of their respective rights under this Guaranty, laws or otherwise) of each Administrative Agent or any Canadian Tranche Lender against the Canadian Borrower or any other Person or against such Administrative Agent or any Canadian Tranche Lender for their payments in respect of any amounts to any Canadian Tranche Lender pursuant to the provisions of this Guaranty.

          (e)   The Guarantor waives presentment to, demand of payment from and protest to the Canadian Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of the Guarantor hereunder shall not be affected by the failure of either Administrative Agent or any Canadian Tranche Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Canadian Borrower or any other Person under the provisions of this Agreement, any other Loan Document or otherwise.

          (f)    To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder are absolute and unconditional and shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of all the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense (other than a defense of payment or performance), set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or any Note, other Loan Document or otherwise.

          (g)   The Guarantor waives any defense based on or arising out of any defense of the Canadian Borrower or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Canadian Borrower, other than the final payment in full in cash of all the Guaranteed Obligations.

          (h)   To the fullest extent permitted by applicable law, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded or must otherwise be returned by any of the Canadian Tranche Lenders upon the insolvency, bankruptcy or reorganization or the Canadian Borrower or otherwise, all as though such payment had not been made.

        Section 14.02    Subrogation.    The Guarantor shall be subrogated to any of the rights (whether contractual, under applicable laws or otherwise) of either Administrative Agent or any Canadian Tranche Lender against the Canadian Borrower or any other Person for the payments in respect of any amounts to any Canadian Tranche Lender pursuant to the provisions of this Guaranty; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until all other Guaranteed Obligations shall have been paid in full and the Aggregate Canadian Tranche Commitments terminated.

        The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

US BORROWER AND GUARANTOR:	UNIVERSAL COMPRESSION, INC.
	By:	/s/ J. MICHAEL ANDERSON
	Name:	J. Michael Anderson
	Title:	Senior Vice President
Address for Notices:
4444 Brittmoore Road Houston, Texas 77041
Telecopier No.: (713) 466-6720 Telephone No.: (713) 335-7295 Attention: President
Copy to: General Counsel
Copy to:
Carol M. Burke Gardere Wynne Sewell LLP 1000 Louisiana, Suite 3400 Houston, Texas 77002 Telecopier No.: (713) 276-6561 Telephone No.: (713) 276-5561

SIGNATURE PAGE-1

CANADIAN BORROWER:	UNIVERSAL COMPRESSION (ONTARIO) LTD.
	By:	/s/ J. MICHAEL ANDERSON
	Name:	J. Michael Anderson
	Title:	Secretary and Treasurer
Address for Notices:
4949 - 76th Ave. SE Calgary, Alberta T2C 3C6 Attention: President
Copy to:
4444 Brittmoore Road Houston, Texas 77041
Telecopier No.: (713) 466-6720 Telephone No.: (713) 335-7295 Attention: Chief Financial Officer
Copy to: General Counsel
Copy to:
Carol M. Burke Gardere Wynne Sewell LLP 1000 Louisiana, Suite 3400 Houston, Texas 77002 Telecopier No.: (713) 276-6561 Telephone No.: (713) 276-5561

SIGNATURE PAGE-2

LENDER AND US ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION, Individually and as US Administrative Agent
	By:	/s/ PHILIP TRINDER
	Name:	Philip Trinder
	Title:	Vice President
Lending Office for US Base Rate Loans and LIBOR Loans:
201 South College Street 8th Floor, NC 0680 Charlotte, North Carolina 28288 Telecopier No.: (704) 383-0288]
Address for Notices:
201 South College Street 8th Floor, NC 0680 Charlotte, North Carolina 28288 Attention: Syndication Agency Services Telecopier No.: (704) 383-0288
With copy to:
Wachovia Capital Markets, LLC 1001 Fannin, Suite 2255 Houston, Texas 77002 Attention: David Humphreys Telecopier No.: 713-605-6354

SIGNATURE PAGE-3

LENDER AND CANADIAN ADMINISTRATIVE AGENT:	CONGRESS FINANCIAL CORPORATION (CANADA), Individually and as Canadian Administrative Agent
	By:	/s/ SOPHIA LJUCOVIC
	Name:	Sophia Ljucovic
	Title:	Vice President, Loan Officer
Lending Office for Canadian Tranche Loans:
141 Adelaide St W., Suite 1500 Toronto, Ontario, Canada M5H 3L9
Address for Notices:
141 Adelaide St W., Suite 1500 Toronto, Ontario, Canada M5H 3L9
Attention: Sophie Ljucovic Telecopier No.: (416) 364-8165

SIGNATURE PAGE-4

LENDERS:	BANK ONE, N.A. (Main Office Chicago), Individually and as Syndication Agent
	By:	/s/ JANE BEK KEIL
	Name:	Jane Bek Keil
	Title:	Director
Lending Office for US Base Rate Loans and LIBOR Loans:
1 Bank One Plaza Suite IL 1-0010 Chicago, IL 60603-0010
Address for Notices:
910 Travis St, 6th Floor Houston, Texas 77002
Attention: Frances Cruz Telecopier No.: (713) 751-3760
With copy to:
1 Bank One Plaza Suite IL 1-0010 Chicago, IL 60603-0010
Attention: Ronald J. Cromey Telecopier No.: (312) 385-7096

SIGNATURE PAGE-5

LENDERS:	THE ROYAL BANK OF SCOTLAND PLC
	By:	/s/ MATTHEW J. MAIN
	Name:	Matthew J. Main
	Title:	Senior Vice President
Lending Office for US Base Rate Loans and LIBOR Loans:
101 Park Avenue, 12th Floor New York, New York 10178
Attention: Sheila Shaw Telecopier No.: 212-401-1494
Address for Notices:
101 Park Avenue, 12th Floor New York, New York 10178
Attention: Sheila Shaw Telecopier No.: 212-401-1494
With copy to:
The Royal Bank of Scotland plc 600 Travis Street Suite 6500 Houston, Texas 77002
Attention: Matthew J. Main Telecopier No.: 713-221-2430

SIGNATURE PAGE-6

LENDERS:	UNION BANK OF CALIFORNIA, N.A.
	By:	/s/ SEAN MURPHY
	Name:	Sean Murphy
	Title:	Vice President
Lending Office for US Base Rate Loans and LIBOR Loans:
Telecopier No.: (323) 720-2252/51
Address for Notices:
1980 Saturn Street Mail Code V03-251 Monterey Park, CA 91755
Attention: Maria Suncin Phone No.: (323) 720-2870

SIGNATURE PAGE-7

LENDERS:	THE BANK OF NOVA SCOTIA
	By:	/s/ V. H. GIBSON
	Name:	V. H. Gibson
	Title:	Assistant Agent
Lending Office for US Base Rate Loans and LIBOR Loans:
The Bank of Nova Scotia, Atlanta Agency 600 Peachtree Street N.E. Suite 2700 Atlanta, Georgia 30308
Telecopier No.: (404) 888-8998
Address for Notices:
The Bank of Nova Scotia, Atlanta Agency 600 Peachtree Street N.E. Suite 2700 Atlanta, Georgia 30308
Attention: Donna Gardner Telecopier No.: (404) 888-8998
With copy to:
The Bank of Nova Scotia Houston Representative Office 1100 Louisiana, Suite 3000 Houston, Texas 77002
Attention: Jean-Paul Purdy Telecopier No. (713) 752-2425

SIGNATURE PAGE-8

LENDERS:	DEUTSCHE BANK TRUST COMPANY AMERICAS
	By:	/s/ CALLI S. HAYES
	Name:	Calli S. Hayes
	Title:	Managing Director
Lending Office for US Base Rate Loans and LIBOR Loans:
60 Wall Street New York NY 10005
Telecopier No.: (866) 461-4447
Address for Notices:
90 Hudson Street Jersey City NJ 07302
Attention: Nelson Lugaro
Telecopier No.: (866) 461-4447
With copy to:
Deutsche Bank Securities, Inc. 700 Louisiana Street, Suite 1500 Houston, TX 77002
Attention: David Sisler Telecopier No.: (832) 239-4693

SIGNATURE PAGE-9

LENDERS:	BANK ONE, NA, CANADA BRANCH
	By:	/s/ JANE BEK KEIL
	Name:	Jane Bek Keil
	Title:	Director
Lending Office for Canadian Tranche Loans:
BCE Place, 161 Bay Street Suite 4240 Toronto, Ontario. M5J 2S1
Address for Notices:
BCE Place, 161 Bay Street Suite 4240 Toronto, Ontario. M5 2S1
Attention: Indrani Lazarus Telecopier No.: (416) 363-7574

SIGNATURE PAGE-10

LENDERS:	UNION BANK OF CALIFORNIA, N.A. CANADA BRANCH
	By:	/s/ DUSTIN GASPAI
	Name:	Dustin Gaspai
	Title:	Vice President
Lending Office for Canadian Tranche Loans:
730-440 2nd Avenue S. W. Calgary, AB T2P 5E9
Address for Notices:
730-440 2nd Avenue S. W. Calgary, AB T2P 5E9
Attention: Karen S. Anderson Telecopier No.: 403-264-2770
With copy to:
Attention: Miriam Hooker Telecopier No.: 323-278-6173

SIGNATURE PAGE-11

LENDERS:	THE BANK OF NOVA SCOTIA
	By:	/s/ BRIAN WILLIAMSON
	Name:	Brian Williamson
	Title:	Director
Lending Office for Canadian Tranche Loans:
Scotia Capital 2000, 700 - 2nd Street SW Calgary, Alberta T2P 2N7
Telecopier No.: (403) 221-6497
Address for Notices:
Calgary Commercial Banking Center Transit #10009 240 - 8th Avenue SW Calgary, Alberta T2P 2N7
Attention: Diane Baker Telecopier No.: (403) 221-6431

SIGNATURE PAGE-12

LENDERS:	DEUTSCHE BANK AG, CANADA BRANCH
	By:	/s/ ROBERT A. JOHNSTON
	Name:	Robert A. Johnston
	Title:	Vice President
	By:	/s/ MIKE JANAK
	Name:	Mike Janak
	Title:	Associate
Lending Office for Canadian Tranche Loans:
222 Bay Street, Suite 1100 P.O. Box 196 Toronto, Ontario M5K 1H6
Attention: Karyn Curran Telecopier No.: (416) 682-8444
Address for Notices:
222 Bay Street, Suite 1100 P.O. Box 196 Toronto, Ontario M5K 1H6
Attention: Marcellus Leung Telecopier No.: (416) 682-8484
With copy to:
Attention: Carmen Lam Telecopier No.: (416) 682-8484

SIGNATURE PAGE-13

ANNEX I
US TRANCHE COMMITMENTS
AND PERCENTAGE SHARE

Senior Lender	Part One Maximum US Tranche Commitment Amount (in $)	Part One Percentage Share	Part Two Maximum US Tranche Commitment Amount (in $)	Part Two Percentage Share	Total Maximum US Tranche Commitment Amount (in $)	Total Percentage Share
Wachovia Bank, National Association	$15,000,000.00	23.07692307692310%	$20,000,000	33.333333333%	$35,000,000.00	28.0%
Union Bank of California, N.A.	$13,000,000.00	20.00000000000000%	$12,000,000	20.000000000%	$25,000,000.00	20.0%
Bank One, N.A. Chicago	$7,200,000.00	11.07692307692310%	$12,800,000	21.333333333%	$20,000,000.00	16.0%
The Bank of Nova Scotia	$4,600,000.00	7.07692307692308%	$10,400,000	17.333333333%	$15,000,000.00	12.0%
Deutsche Bank Trust Company	$5,200,000.00	8.00000000000000%	$4,800,000	8.0000000000%	$10,000,000.00	8.0%
Americas
Royal Bank of Scotland plc	$20,000,000.00	30.76923076923080%	$0	0.000000000%	$20,000,000.00	16.0%
TOTAL	$65,000,000.00	100.0000000000000%	$60,000,000	100.00000000%	$125,000,000.00	100%

ANNEX I-1

ANNEX II
CANADIAN TRANCHE COMMITMENTS
AND PERCENTAGE SHARE*

Senior Lender	Maximum Canadian Tranche Commitment Amount (in $)	Percentage Share
Congress Financial Corporation (Canada)	$20,000,000.00	33.33333333333%
Union Bank of California, N.A. Canada Branch	$12,000,000.00	20.00000000000%
Bank One, NA, Canada Branch	$12,800,000.00	21.33333333333%
The Bank of Nova Scotia	$10,400,000.00	17.33333333333%
Deutsche Bank AG, Canada Branch	$4,800,000.00	8.000000000000%
TOTAL	$60,000,000.00	100.00000000000%

ANNEX II-1

EXHIBIT A
FORM OF NOTE

$	October 25, 2004

        FOR VALUE RECEIVED, [UNIVERSAL COMPRESSION, INC., a Texas corporation (the "US Borrower")] [UNIVERSAL COMPRESSION (ONTARIO) LTD., a British Virgin Islands corporation (the "Canadian Borrower")] hereby promises to pay to the order of                                                 (the "Lender"), at the principal office of [WACHOVIA BANK, NATIONAL ASSOCIATION, as the US Administrative Agent (the "US Administrative Agent"), at 301 South College Street, Charlotte, North Carolina 28288] [CONGRESS FINANCIAL CORPORATION (CANADA), as the Canadian Administrative Agent (the "Canadian Administrative Agent"), at                                                 ], the principal sum of                                                  Dollars ($                  ) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the [US/Canadian] Borrower under the Amended and Restated Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Amended and Restated Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Amended and Restated Credit Agreement.

        The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the [US/Canadian] Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.

        This Note is one of the Notes referred to in the Amended and Restated Senior Secured Revolving Credit Agreement dated as of October 25, 2004, among the US Borrower, the Canadian Borrower, the US Administrative Agent, the Canadian Administrative Agent, the Lenders which are or become parties thereto (including the Lender) (as the same may be amended or supplemented from time to time, the "Amended and Restated Credit Agreement"), and evidences Loans made by the Lender thereunder. Capitalized terms used in this Note and not defined herein have the respective meanings assigned to them in the Amended and Restated Credit Agreement.

        This Note is issued pursuant to the Amended and Restated Credit Agreement and is entitled to the benefits provided for in the Amended and Restated Credit Agreement and the Security Instruments. The Amended and Restated Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

[UNIVERSAL COMPRESSION, INC.] [UNIVERSAL COMPRESSION (ONTARIO) LTD.]
By:
Name:
Title:

EXHIBIT A

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AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT
TABLE OF CONTENTS
ANNEX I US TRANCHE COMMITMENTS AND PERCENTAGE SHARE
ANNEX II CANADIAN TRANCHE COMMITMENTS AND PERCENTAGE SHARE
EXHIBIT A FORM OF NOTE